UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

AdaptHealth Corp.

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 20, 2024
Dear Stockholders of AdaptHealth Corp.:
You are cordially invited to attend the Annual Meeting of Stockholders of AdaptHealth Corp. The meeting will be held on June 20, 2024 at 10:30 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2024. We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this notice:
(1)
To approve an amendment and restatement of our Third Amended and Restated Certificate of Incorporation (the “Current Certificate”) to declassify our board of directors;

(2)
To elect four directors to serve for a one-year term if Proposal 1 is approved by our stockholders, or for a three-year term as Class II directors if Proposal 1 is not approved by our stockholders;

(3)
To approve an amendment and restatement of the Current Certificate to reflect new Delaware law provisions regarding officer exculpation;

(4)
To approve the amendment and restatement of our 2019 Stock Incentive Plan;

(5)
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

(6)
To approve, in a non-binding advisory vote, the compensation of our named executive officers as described in this proxy statement (“say-on-pay”); and

(7)
To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the Annual Meeting is April 24, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the Internet on or about                 , 2024.
By Order of the Board of Directors
/s/ Jonathan B. Bush

Jonathan B. Bush
Secretary
                 , 2024
Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in your proxy materials.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
CERTAIN DEFINED TERMS	6
PROPOSAL NO. 1 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT CERTIFICATE TO DECLASSIFY THE BOARD	7
PROPOSAL NO. 2 — ELECTION OF DIRECTORS	10
PROPOSAL NO. 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CURRENT CERTIFICATE TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION (the “EXCULPATION AMENDMENT”)	14
PROPOSAL NO. 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2019 STOCK INCENTIVE PLAN	16
PROPOSAL NO. 5 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
PROPOSAL NO. 6 — SAY-ON-PAY	30
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	31
REPORT OF THE AUDIT COMMITTEE	37
EXECUTIVE AND DIRECTOR COMPENSATION	39
STOCK PERFORMANCE GRAPH	41
COMPENSATION DISCUSSION & ANALYSIS	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	73
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
SOLICITATION OF PROXIES	77
DELINQUENT SECTION 16(a) REPORTS	77
HOUSEHOLDING INFORMATION	77
STOCKHOLDER PROPOSALS AND NOMINATIONS	77
COMMUNICATIONS WITH THE BOARD	78
AVAILABLE INFORMATION	78

i

ADAPTHEALTH CORP.
220 WEST GERMANTOWN PIKE SUITE 250
PLYMOUTH MEETING, PA
PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
June 20, 2024
INFORMATION CONCERNING SOLICITATION AND VOTING
Our board of directors is soliciting proxies for our 2024 Annual Meeting of Stockholders, or the Annual Meeting, to be held on June 20, 2024 at 10:30 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2024.
We will provide access to our proxy materials via the Internet at https://www.adapthealth.com/investorrelations, rather than in hard copy. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about           , 2024 to all stockholders entitled to vote at the Annual Meeting. The proxy statement, form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2023 are being distributed and made available on the Internet on or about           , 2024.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 20, 2024:
Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023, over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials and voting over the Internet or by telephone. We intend to mail the Notice on or about           , 2024 to all stockholders entitled to vote at the Annual Meeting.
All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials may be found in the Notice.
The Notice will also identify the date and time of the Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2023, and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to attend the virtual meeting and vote should stockholders choose to do so.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
ANNUAL MEETING
Why did I receive these materials?	We have sent you these proxy materials because the board of directors (the “board of directors” or the “Board”) of AdaptHealth Corp. (the “Company”) is soliciting your proxy to vote at our Annual Meeting of Stockholders on June 20, 2024 (the “Annual Meeting”). These proxy materials contain information about the items being voted on at the Annual Meeting and information about us.
How can I attend and participate in the Annual Meeting?	The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction card. The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time on June 20, 2024. We encourage you to access the virtual meeting website prior to the start time.
What if I have technical difficulties or trouble accessing the virtual meeting website?	Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website login page.
Who is entitled to vote?	The record date for the Annual Meeting is April 24, 2024. This means that holders of our Common Stock on such date are entitled to vote at the Annual Meeting. As of April 24, 2024, there were shares of our common stock (the “Common Stock”) outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?	Each share of our Common Stock is entitled to one vote on each matter properly submitted for stockholder action at the Annual Meeting.
What am I voting on?
You will be voting on the following:
•
To approve an amendment and restatement of our Third Amended and Restated Certificate of Incorporation (the “Current Certificate”) to declassify our board of directors;

•
To elect four directors to serve for a one-year term if Proposal 1 is approved by our stockholders, or for a three-year term as Class II directors if Proposal 1 is not approved by our stockholders;

•
To approve an amendment and restatement of the Current Certificate to reflect new Delaware law provisions regarding officer exculpation;

•
To approve the amendment and restatement of the Company’s 2019 Stock Incentive Plan;

•
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•
To approve, in a non-binding advisory vote, the compensation of our named executive officers as described in this proxy statement (“say-on-pay”).

How do I vote?
You may vote in the following ways:
•
At the Annual Meeting:   You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/AHCO2024. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

•
By Telephone or Internet:   If you hold your shares in street name or in an account at a brokerage firm or bank, you may be able to vote your shares by telephone or over the Internet. Please follow the instructions on your proxy or voting instruction card.

•
By Mail:   You may vote by marking, dating and signing your proxy card and promptly returning it by mail in the enclosed envelope.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?	Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of the Class II nominees and “FOR” Proposals 1, 3, 4, 5 and 6.
How do I change or revoke my proxy?	Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.
What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.
What constitutes a quorum?	Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Company issued and outstanding and generally entitled to vote in the election of directors, present or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq Stock Market and has not received voting instructions from the beneficial owner.
What vote is required in order to approve Proposals 1, 2, 3, 4, 5 and 6?
Proposals 1 and 3 (Amendment and Restatement of Current Certificate): This proposal requires the affirmative vote of holders of at least the majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes will have the effect of votes against the proposal.
Proposal 2 (Election of Directors):   The four nominees named in this proxy statement who have been nominated by the board of directors to continue to serve as directors will be elected by plurality vote. This means that the four nominees with the most votes cast in their favor will be elected to the directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. In the unanticipated event that a director nominee is unable or for good cause will not serve, the proxy will be voted for such other person as shall be designated by the board of directors to replace the nominee, or in lieu thereof, the board may reduce the number of directors.

Proposal 4 (Amendment and Restatement of the 2019 Stock Incentive Plan):   This proposal requires the affirmative vote of a majority of the votes cast by the holders of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 4. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
Proposal 5 (Ratification of Appointment of KPMG LLP):   This proposal requires the affirmative vote of a majority of the votes cast by the holders of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 5. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Proposal 6 (Say-on-Pay): Please note that the “say-on-pay” vote is only advisory in nature and has no binding effect on us or our board of directors. Our board of directors will consider Proposal 6 approved if the votes cast in favor of such proposal exceed the votes cast against such proposal.
May my broker vote my shares?	Brokers may no longer use discretionary authority to vote shares on the election of directors or non-routine matters if they have not received instructions from their clients. It is important, therefore, that you cast your vote if you want it to count in the approval of the amendment and restatement of the Current Certificate (Proposals 1 and 3), the election of directors (Proposal 2), the approval of the amendment and restatement of the 2019 Stock Incentive Plan (Proposal 4) and Say-on-Pay (Proposal 6). Your broker has the authority to exercise discretion with respect to ratification of appointment of KPMG LLP (Proposal 5) if it has not received your instructions for that proposal because that matter is treated as routine under applicable rules.
How will voting on any other business be conducted?	We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this proxy statement. If any other business is properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion. In accordance with our bylaws, no business (other than the election of the four nominees, Proposal 1, Proposal 3, Proposal 4, Proposal 5 or Proposal 6) may be brought before the Annual Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the board of directors or a committee of the board of directors.
Who will count the votes?	Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 20, 2024
The 2024 Proxy Statement, a form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at:
https://www.adapthealth.com/investorrelations.

CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this proxy statement to:
“AeroCare” are to AeroCare Holdings, Inc.;
“AeroCare Merger Agreement” are to the merger agreement, dated as of December 1, 2020, by and between the Company, AH Apollo Merger Sub Inc., AH Apollo Merger Sub II, Inc., AeroCare Holdings, Inc. and Peloton Equity, LLC;
“AdaptHealth Holdings” are to AdaptHealth Holdings LLC;
“BlueMountain” are to BlueMountain Capital Management LLC and its affiliates, collectively;
“BlueMountain Entities” are to BlueMountain Summit Opportunities Fund II (US) L.P., BMSB L.P., BlueMountain Foinaven Master Fund L.P. and BlueMountain Fursan Fund L.P., collectively;
“BlueMountain Board Designee Rights Letter Agreement” are to the letter agreement, dated as of November 8, 2019, by and between the Company, AdaptHealth Holdings and the BlueMountain Entities;
“BM Notes” are to the promissory notes previously made by AdaptHealth Holdings to the BlueMountain Entities (or their permitted transferees), collectively;
“Business Combination” are to the transactions contemplated by the Agreement and Plan of Merger, dated July 8, 2019 and as amended on October 15, 2019, by and between AdaptHealth Holdings and DFB Healthcare Acquisitions Corp. (“DFB”);
“Common Stock” are to our Common Stock, par value $0.0001 per share;
“Deerfield” are to Deerfield Private Design Fund IV, L.P.;
“Deerfield Subscription Agreement” are to the Amended and Restated Subscription Agreement, dated as of October 15, 2019, among DFB, Deerfield and RAB Ventures (DFB) LLC;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“management” or our “management team” are to our officers and directors;
“OEP” are to One Equity Partners VII, L.P. and its affiliates, collectively;
“OEP Investment Agreement” are to the investment agreement, dated as of May 25, 2020, by and between the Company, OEP AHCO Investment Holdings, LLC and solely for purposes of Section 3.10 thereof, OEP; and
“Securities Act” are to the Securities Act of 1933, as amended.

PROPOSAL NO. 1 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT CERTIFICATE TO DECLASSIFY THE BOARD
We are asking you to approve an amendment and restatement of our Current Certificate to declassify the Board and provide for annual elections of directors, with the classified Board to be phased out over three years such that, commencing with the 2026 Annual Meeting, all directors will stand for election annually (the “Declassification Amendment”). Our Board regularly considers the advantages of a classified board in light of our overall governance structure and current corporate governance trends. As previously disclosed, following consideration of our current governance structure, the Board determined to submit for a stockholder vote at this Annual Meeting of stockholders a management proposal to amend our Current Certificate to eliminate our classified board structure.
In connection with this determination, our Board considered the advantages and disadvantages of either maintaining the classified board structure or declassifying our Board. On one hand, the advantages of maintaining the classified board structure include that a classified board may promote board continuity, encourage a long-term perspective by management and the Board and provide protection against certain takeover tactics. On the other hand, our Board understands that many investors believe that annually elected boards increase accountability of directors to a company’s stockholders and that stockholders of public companies generally support shifting from classified boards to the annual election of directors. Our Board believes the Declassification Amendment better aligns our governance with governance practices supported by the majority of our investors. Our Board also considered that if our Board is declassified, it would be easier for one or more stockholders holding a large number of shares, whether a long-term stockholder or one that accumulates a large position over a short period of time, to replace our entire Board at once. In addition, while our Board remains classified, directors can be removed only for cause, whereas directors elected to a board that is not classified can be removed with or without cause under Delaware law.
Based on the considerations described above, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Current Certificate to eliminate its classified board structure and provide for the annual election of each member of the Board as set forth in the Declassification Amendment, and to seek stockholder approval for such amendment, as required by Delaware law. Accordingly, the Board has unanimously adopted, approved, and declared advisable the proposed amendment and restatement of our Current Certificate attached to this Proxy Statement as Exhibit A, subject to the approval of our stockholders. The text of the Declassification Amendment is attached hereto as Exhibit A with additions marked with bold, underlined text and deletions indicated by strike-out text.
Description of the Declassification Amendment
The Fifth Article of our Current Certificate currently provides that our Board is divided into three classes of directors with only one class of directors elected in each year and each class serving a three-year term. The term of office of the Class II directors will expire at this Annual Meeting of stockholders, the term of office of the Class III directors will expire at our 2025 Annual Meeting of stockholders and the term of office of the Class I directors will expire at our 2026 Annual Meeting of stockholders. The Declassification Amendment, if approved by our stockholders, would amend the Fifth Article of our Current Certificate to provide for the annual election of directors to one-year terms when their current terms expire, beginning with this year’s Annual Meeting, and the declassification of our Board would, as a result, be phased in over a period of three years as the remaining terms of our current directors are served.
Specifically, if the proposed Declassification Amendment is adopted, directors will begin to be elected on an annual basis as follows:
1.
Directors who are elected at this 2024 Annual Meeting will serve a one-year term and they, or their successors, will stand for election at each Annual Meeting of stockholders thereafter;

2.
Directors whose current terms expire at the 2025 Annual Meeting will stand, or their successors will stand, for election at the 2025 Annual Meeting and each Annual Meeting of stockholders thereafter; and

3.
Directors whose current terms expire at the 2026 Annual Meeting will stand, or their successors will stand, for election at the 2026 Annual Meeting and each Annual Meeting of stockholders thereafter.

If the proposed Declassification Amendment is adopted, any nominees appointed to fill vacancies on the Board that occur following this 2024 Annual Meeting will be appointed for a term that coincides with the term of the class to which such director is appointed or elected.
Our Current Certificate also provides that our directors may only be removed for cause. Consistent with Delaware law, the Declassification Amendment also provides that from and after our 2026 Annual Meeting, if the Declassification Amendment is approved by stockholders, directors may be removed either for or without cause. Prior to then, directors would continue to be removable only for cause.
Effect of Not Obtaining Stockholder Approval
If the Declassification Amendment does not receive stockholder approval, the Declassification Amendment will not be implemented, the Company’s current classified board structure will remain in place, and the four nominees to be elected as Class II directors pursuant to Proposal 2, if so elected, will serve for a three-year term that expires at the 2027 Annual Meeting.
Related Bylaw Amendments
In connection with the Declassification Amendment, the Board has also approved conforming amendments to our Bylaws (the “Bylaw Amendment”) to remove provisions relating to the classified board to be effective upon the filing of the Declassified Amendment with the Secretary of State of the State of Delaware. The Board’s approval of the Bylaw Amendment is conditioned upon the approval by stockholders of the Board’s proposal to amend the Current Certificate to declassify the Board as set forth in this proposal. If the Declassified Amendment is not approved by the Company’s stockholders, the Bylaw Amendment will not take effect.
Additional Information
If stockholders approve the Declassification Amendment, we intend to promptly file an amendment and restatement of our Current Certificate (the “Fourth Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware following the Annual Meeting. Stockholders will be asked to elect four directors to our Board to serve for one year terms until the 2025 Annual Meeting of stockholders and until their successors have been duly elected and qualified or their earlier death, resignation or removal. In the event this proposal is not approved, the Declassification Amendment will not be filed and stockholders will be asked to elect four directors as Class II directors to serve for a three-year term. If the Declassification Amendment is not approved by our stockholders, the Current Certificate will not be amended to include (or if Proposal 3 is approved, the Fourth Amended and Restated Certificate of Incorporation will not include) the provision discussed in this Proposal 1, and our board will remain classified in our Current Certificate or in the Fourth Amended and Restated Certificate of Incorporation. The foregoing description of the Declassification Amendment is a summary only and is qualified by reference to the full text of the proposed Declassification Amendment in Article V with additions marked with bold, underlined text and deletions indicated by strike-out text, which is attached to this Proxy Statement as Exhibit A.
However, approval of the Declassification Amendment in Proposal 1 is not contingent on the approval of the Exculpation Amendment in Proposal 3, and if only one of the Board-recommended amendment proposals are approved by stockholders, amendments to our Current Certificate in Exhibit A will be made as follows:
•
Amendment to Article V, paragraph B of Section 5.5 will be made as set forth in Exhibit A if Proposal 1 is approved by stockholders;

•
Amendment to Article V, Section 5.3 will be made as set forth in Exhibit A if Proposal 1 is approved by stockholders;

•
Amendment to Article V, Section 5.4 will be made as set forth in Exhibit A if Proposal 1 is approved by stockholders;

•
Amendment to Article V, Section 5.5 will be made as set forth in Exhibit A if Proposal 1 is approved by stockholders;

•
Amendment to Article VIII, Section 8.1 will be made as set forth in Exhibit A if Proposal 3 is approved by stockholders; and

•
All other amendments set forth in Exhibit A will be made if Proposal 1 or 3 is approved by our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CURRENT CERTIFICATE TO DECLASSIFY OUR BOARD.

PROPOSAL NO. 2 — ELECTION OF DIRECTORS
Our Board is currently divided into three staggered classes of directors, designated Class I, Class II and Class III, with each class having a three-year term. Vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. If our stockholders approve Proposal 1 to declassify the Board, the directors will begin to be elected for one-year terms beginning with this Annual Meeting.
There are four directors currently in Class II whose term of office expires in 2024. Each of the nominees for election is currently a Class II member. Messrs. Terence Connors, Ted Lundberg, Joshua Parnes and David Williams III have been recommended by the Nominating and Governance Committee of the board of directors for election and nominated by the board of directors for election at the Annual Meeting and each is currently a member of our board of directors. If Proposal 1 is not approved, and the director nominees are re-elected at the Annual Meeting, each of these nominees would serve until our 2027 Annual Meeting of stockholders and until his successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. In the unanticipated event that a director nominee is unable or for good cause will not serve, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Nominees for Election for a One Year Term Only if Proposal 1 Passes Expiring at the 2025 Annual Meeting — Currently Class II
The following table sets forth the name, age and position of each of our nominated directors as of           , 2024:
Name	Age	Position
Terence Connors	69	Director
Ted Lundberg	49	Director
Joshua Parnes	46	President, Director
David Williams III	51	Director
The following is biographical information as of            , 2024 for each of our nominated directors:
Terence Connors has been a member of our board of directors since the closing of the Business Combination. Mr. Connors brings to the board 40 years of public accounting experience. Mr. Connors retired in September 2015 from KPMG LLP, where he served as Professional Practice Partner, SEC Reviewing Partner and as a member of KPMG’s board of directors (2011-2015), where he chaired the Audit, Finance & Operations Committee. Prior to joining KPMG in 2002, he was a partner with another international accounting firm. During his career, he served as a senior audit and global lead partner for numerous public companies, including Fortune 500 companies. Mr. Connors currently serves as a board member and audit committee chairman of two other public companies: Suburban Propane Partners L.P. and FS Credit Real Estate Investment Trust, Inc. Mr. Connors previously served as a trustee of St. Joseph’s Preparatory School in Philadelphia and also served as Chairman and President of the Philadelphia Chapter of the National Association of Corporate Directors (NACD). Mr. Connors received his undergraduate degree in Accounting from LaSalle University.
Ted Lundberg has served on our board of directors since February 2021. Mr. Lundberg is a Founding Partner and Managing Member at Peloton Equity, LLC. Peloton Equity is a private equity firm that focuses on investing in growing healthcare companies. He previously worked at Ferrer Freeman & Company and prior to that, Donaldson, Lufkin and Jenrette. Mr. Lundberg currently serves on the boards of Arcadia Solutions, Inc. HPOne, Inc., Friday Health Plans, Inc., ClearSky Health, Inc., Aerosafe Global, Inc. and IDX, Inc. Mr. Lundberg holds a B.A. degree from Princeton University.

Joshua Parnes joined AdaptHealth Holdings in 2013 with the acquisition of Ocean Home Health and was appointed President of AdaptHealth Holdings in August 2017. Mr. Parnes has served on our board of directors since the closing of the Business Combination. Mr. Parnes is a home medical equipment (“HME”) entrepreneur building Ocean Home Health from a startup into a technology-focused HME and Diabetes provider and has over 20 years of Strategy and operating experience in the home medical equipment industry. Mr. Parnes focuses on Technology, Strategy and Operations.
David S. Williams III has served on our board of directors since July 2020. Mr. Williams is a serial entrepreneur and currently co-founder and CEO of Care3, a digital health equity solution for health plans and providers. Prior to Care3, Mr. Williams was Co-Founder and CEO of InvolveCare (funded by Aetna) and a Founding Executive of PatientsLikeMe (acquired by United Health Group). He has also held corporate positions at Eli Lilly and Company and Deloitte. Mr. Williams also currently serves on the board of directors of Lifespace Communities, Inc., a private senior living company with 14 locations in seven states. Mr. Williams is a Henry Crown Fellow of The Aspen Institute and a member of the Aspen Global Leadership Network. Mr. Williams earned a BS in Economics and Entrepreneurial Management from The Wharton School of the University of Pennsylvania and an MBA in Digital Strategy with a certificate in Corporate Governance from the UCLA Anderson School of Management.
If a quorum is present and voting at the Annual Meeting, the nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.
Directors Continuing in Office Until the 2025 Annual Meeting — Currently Class III
The following table sets forth the name, age and position of each of our current Class III directors as of           , 2024:
Name	Age	Position
Brad Coppens	42	Director
Dr. Susan Weaver	63	Director
Dale Wolf	70	Director
The following is biographical information as of           , 2024 for our current Class III directors:
Brad Coppens has served on our board of directors since July 2020. Mr. Coppens is a Senior Managing Director of InTandem Capital Partners and has been identifying, evaluating and executing private equity transactions in the healthcare services sector for more than 17 years. In addition to AdaptHealth, Mr. Coppens serves on the board of directors at BeBright, HouseWorks, Vivo Infusion and Providence Care. Before joining InTandem, he was a Senior Managing Director at One Equity Partners. At One Equity Partners, Mr. Coppens has focused principally in the healthcare industry and has worked on numerous investments in both the healthcare and technology-enabled services industries. From 2012 to 2014, Mr. Coppens lived in São Paulo, Brazil and led One Equity Partners’ prior investing efforts in the region. Mr. Coppens has served as a member of the boards of directors of AdaptHealth, AMT/RestorixHealth, Ernest Health, OneLink, ResultsCX, Allied, Cless Cosméticos, Portal de Documentos, Prodigy Health Group, Simplura Health Group, Systagenix Wound Management, Unicoba, Wow! Nutrition and X-Rite. Mr. Coppens was also deeply involved in One Equity Partners’ investments in ArthroCare and Wright Medical. Prior to One Equity Partners, Mr. Coppens worked in the investment banking division of JPMorgan in the mergers and acquisitions group where he focused on healthcare and various other industries. Mr. Coppens is actively involved in a number of non-profit organizations and serves as a board member of The TEAK Fellowship. Mr. Coppens received his B.B.A. from the Stephen M. Ross School of Business at the University of Michigan, where he graduated with high distinction.

Susan Weaver, M.D. has served on our board of directors since February 2018. Dr. Weaver served as President and then Chief Executive Officer of KEPRO, a technology enabled healthcare services company, from July 2018 until the successful sale of the company in December 2022. She previously served as the Chief Executive Officer of C 3 HealthcareRX and as the Founder and President of Transformation Health Partners, LLC. Dr. Weaver also served as the Chief Medical Officer for Blue Cross Blue Shield of North Carolina from 2014 to 2015 after serving as the Vice President, Health Delivery Redesign from 2012 to early 2014. Prior to joining Blue Cross Blue Shield of North Carolina, Dr. Weaver served in various leadership roles at WakeMed Health & Hospitals including Executive Vice President, Medical Affairs. Dr. Weaver also previously served as an Executive Director and Physician and founding member for Alliance Medical Ministry, a 501(c)(3) providing medical care to the working uninsured of Wake County, North Carolina. She holds an M.D. from Duke University School of Medicine and a B.S. in Psychology from Duke University.
Dale Wolf has served on our board of directors since the closing of the Business Combination. Mr. Wolf has served as a member of the board of directors of EHealth, Inc. since 2019 and as chairman of the board since 2021. He has also served as a member of the board of directors of Molina Healthcare, Inc. since 2013 and as chairman of the board since 2017. Mr. Wolf served as the President and Chief Executive Officer of Onecall Care Management Inc. from January 2016 to February 2019 and as executive chairman from September 2015 to January 2016. Mr. Wolf served as the President and Chief Executive Officer of DBW Healthcare, Inc. from January 2014 to June 2018. Mr. Wolf served as the executive chairman of Correctional Healthcare Companies, Inc., a national provider of correctional health care solutions, from December 2012 to July 2014. From 2005 to 2009, Mr. Wolf served as Chief Executive Officer of Coventry Health Care, Inc., a diversified national health care company, and served as the Executive Vice President, Chief Financial Officer and Treasurer of Coventry Health Care, Inc. from 1996 to 2005. Mr. Wolf was also a member of the boards of directors of Correctional Healthcare Companies, Inc. from 2012 to 2014, Coventry Healthcare, Inc. from 2005 to 2009 and Catalyst Health Solutions, Inc. from 2003 to 2012. Mr. Wolf graduated from Eastern Nazarene College with a Bachelor of Arts degree in Mathematics, with honors, and from the MIT Sloan School Senior Executive Program. He has also been a fellow in the Society of Actuaries since 1979.
Directors Continuing in Office Until the 2026 Annual Meeting — Currently Class I
The following table sets forth the name, age and position of each of our current Class I directors as of           , 2024:
Name	Age	Position
Richard Barasch	70	Chairman of the Board and Interim Chief Executive Officer
Gregory Belinfanti	49	Director
The following is biographical information as of           , 2024 for our current Class I directors:
Richard Barasch has served as our Chairman since our formation and served as the President and Chief Executive Officer of DFB from our formation to the closing of the Business Combination. Since July 2023, Mr. Barasch has served as Interim Chief Executive Officer of AdaptHealth. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. He is currently Executive Chairman of The Oncology Institute. He serves on the Board of Advisors of the Health Policy and Management program at the Columbia University School of Public Health. Mr. Barasch graduated from Swarthmore College and Columbia University Law School, where he is currently a lecturer.
Gregory Belinfanti has served on our board of directors since September 2021. Mr. Belinfanti is a Senior Managing Director and a member of the Investment Committee at One Equity Partners. During his tenure at OEP, Mr. Belinfanti has worked on a number of investments in the healthcare and business services industries and has led many of OEP’s healthcare transactions. Mr. Belinfanti is a member of the Board of Directors of InfuCareRx, Montgomery Transportation, Ernest Health and AMT, and has previously been a member of the Board of Directors of The Results Companies, PS Logistics, Apollo Health Street,

ArthroCare, Celltrion Healthcare, EGS, OneLink, Prodigy, Simplura Health Group, and Systagenix. Prior to joining OEP, Mr. Belinfanti served as a Vice President in the Investment Banking division of Lehman Brothers, specializing in Global Healthcare. Mr. Belinfanti received his B.A. in Politics from New York University and his J.D. from Harvard University.

PROPOSAL NO. 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CURRENT CERTIFICATE TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION (the “EXCULPATION AMENDMENT”)
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). If the Exculpation Amendment is adopted then our Fourth Amended and Restated Certificate of Incorporation would only permit exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions and would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The Exculpation Amendment is aligned with the limited class and type of claims for which certain officer’s liability can be exculpated under Section 102(b)(7) of the DGCL.
The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.
Proposed Exculpation Amendment
The Board is asking our stockholders to approve the Exculpation Amendment. The foregoing description of the Exculpation Amendment is a summary only and is qualified by reference to the full text of the proposed Exculpation Amendment in Article VIII with additions marked with bold, underlined text and deletions indicated by strike-out text, which is attached to this Proxy Statement as Exhibit A.
Reasons for the Exculpation Amendment
The Nominating and Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, adopting the Exculpation Amendment would ensure that the Company remains able to attract and retain the most qualified officers. The Nominating and Governance Committee has determined that the proposed provision would not negatively impact stockholder rights. Thus, in light of (i) the narrow class and type of claims for which officers’ liability would be exculpated, and (ii) the benefits that the Nominating and Governance Committee believe would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the Nominating and Governance Committee recommended to the Board the Exculpation Amendment.
Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company’s peers may adopt exculpation clauses that limit the personal liability of officers in their respective certificates of incorporation; failing to adopt the Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates who might conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceed the benefits of serving as an officer of the Company.
Adopting the Exculpation Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The Exculpation Amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined it would be in the best interest of the Company to provide for the exculpation of officers as proposed herein.
Effect of the Exculpation Amendment
If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of an amendment and restatement to our Current Certificate, with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2024 Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, the Current Certificate will not be amended to include (or if Proposal 1 is approved, the Fourth Amended and Restated Certificate of Incorporation will not include) the provision discussed in this Proposal 3, and no exculpation will be provided for our officers in our Current Certificate or in the Fourth Amended and Restated Certificate of Incorporation.
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT TO OUR CURRENT CERTIFICATE TO REFLECT NE DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

PROPOSAL NO. 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2019 STOCK INCENTIVE PLAN
Overview
In this Proposal 4, we are requesting stockholders to approve an amendment to, and restatement of, the AdaptHealth Corp. 2019 Stock Incentive Plan, which was originally adopted by our board of directors on October 14, 2019 and approved by our stockholders on November 7, 2019, and subsequently amended and restated as adopted by our board of directors on June 21, 2021 and approved by our stockholders on July 27, 2021 (the “A&R 2019 Plan”), to (i) increase the number of shares of Common Stock reserved and available for issuance under the A&R 2019 Plan by 8,350,000 shares, (ii) increase the number of incentive stock options that may be granted pursuant to the A&R 2019 Plan by the same amount, and (iii) extend the termination date of the A&R 2019 Plan to the day immediately before the tenth anniversary of the date our stockholders approve this Proposal 4 (the amended and restated plan following the approval of this Proposal 4 being, the “2024 Amendment”). The 2024 Amendment was approved by our board of directors on April 12, 2024. A copy of the A&R 2019 Plan, as amended and restated to reflect the 2024 Amendment, is attached to this proxy statement as Exhibit B.
A total of 10,000,000 shares of Common Stock were reserved and available for issuance under the A&R 2019 Plan, of which 235,076 shares remained available for issuance as of March 31, 2024. If the 2024 Amendment is approved, an additional 8,350,000 shares of Common Stock will be reserved and available for issuance pursuant to the A&R 2019 Plan, which, as of March 31, 2024, represents approximately 5.7% of our outstanding Common Stock on a fully diluted basis. All of the additional shares of Common Stock reserved and available for issuance pursuant to the A&R 2019 Plan if the 2024 Amendment is approved will be available for grant in the form of incentive stock options.
Our board of directors was assisted by its independent compensation consultant, ClearBridge Compensation Group, LLC, in determining an appropriate increase to the number of authorized shares reserved under the A&R 2019 Plan, taking into account multiple factors, including the Company’s grant history, specifically contemplated performance-based restricted stock awards to the Company’s executive officers and current expectations with respect to future awards. On February 5, 2024, our compensation committee (the “Compensation Committee”) approved the grant of restricted stock units covering 490,530 shares of Common Stock (981,061 shares of Common Stock assuming maximum payout) to certain of the Company’s executive officers and other members of the Company’s leadership team that are subject to performance-based vesting conditions and are conditioned upon approval of the 2024 Amendment (the “2024 Annual PRSU Grants”). In the event that shareholder approval of the 2024 Amendment (pursuant to this Proposal 4) is not obtained, the 2024 Annual PRSU Grants will automatically be canceled and of no further force or effect.
Our board of directors believes that the 2024 Amendment is essential to our continued success. The 2024 Amendment seeks to accomplish the following goals: (i) enhance our ability to attract and retain the types of directors, employees and consultants who will contribute to our long-range success; (ii) provide incentives that align the interests of directors, employees and consultants with those of our stockholders; and (iii) promote the long-term success of our business. Equity-based awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner and providing a means of recognizing their contributions to our success. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals.
Based on a review of our historical practices, including that the 2021 stockholder approval to increase the share reserve under the A&R 2019 Plan enabled the Company to sufficiently make grants of equity awards from 2021 until 2024, our board of directors believes that the currently proposed share reserve increase will enable us to make expected equity award grants to directors, employees and other service providers until 2027.
Our board of directors believes that extending the termination date of the A&R 2019 Plan is critical in enabling us to continue offering effective equity compensation to our directors, employees and service providers, allowing us to continue to take advantage of the critical motivation and retention benefits that equity compensation provides as we continue to compete for talent.
If our stockholders approve this Proposal 4, the 2024 Annual PRSU Grants can be issued to certain of our executive officers and other members of the Company’s leadership team from the additional shares added to the A&R 2019 Plan’s share reserve pursuant to this Proposal 4, and there will be additional shares in the A&R 2019 Plan’s share reserve to make future grants to the Company’s employees and service providers in furtherance of the goals set forth above. If our stockholders do not approve this Proposal 4, then the proposed increase in the shares available for awards under the A&R 2019 Plan shall not be made and the A&R 2019 Plan will otherwise remain in effect in accordance with its terms. In such event, the grant of the 2024 Annual PRSU Grants shall not become effective, which our board of directors and our Compensation Committee believes would negatively impact the retention of our executive officers and other members of the Company’s leadership team. Our board of directors believes that the failure to approve the 2024 Amendment would negatively affect the ability the Company to adequately recruit, incentivize and retain talent.
Key Features of the A&R 2019 Plan
The A&R 2019 Plan and our related governance practices and policies include many features designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the A&R 2019 Plan” below. The summaries in this proposal do not provide a complete description of all provisions of the A&R 2019 Plan and are qualified in their entirety by reference to the full text of the A&R 2019 Plan, as amended and restated to reflect the 2024 Amendment, which is attached to this proxy statement as Exhibit B.
•
No Repricing.   The A&R 2019 Plan prohibits the repricing of awards, including cash buyouts, without shareholder approval.

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No Liberal Definition of “Change in Control.”   The change in control definition contained in the A&R 2019 Plan is not a “liberal” definition that would be triggered on mere shareholder approval of a transaction.

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No Discounted Stock Options or Stock Appreciation Rights.   Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of Common Stock on the date of grant.

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Limitation on Term of Stock Options and Stock Appreciation Rights.   The maximum term of a stock option or stock appreciation right under the A&R 2019 Plan is 10 years.

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Clawback.   Awards granted under the A&R 2019 Plan are subject to our Policy for the Recovery of Erroneously Awarded Compensation and such other clawback and/or recoupment policies as may be in effect from time to time.

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No Automatic Grants.   The A&R 2019 Plan does not provide for automatic grants to any participant.

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No Tax Gross-Ups.   The A&R 2019 Plan does not provide for any tax gross-ups.

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Double-Trigger Vesting.   The A&R 2019 Plan provides that the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination on or within two years following the change in control.

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Future Increases to Share Reserve Require Shareholder Approval.   The A&R 2019 Plan provides that any increase in the share reserve available under the plan must be approved by our stockholders.

Key Data
Our board of directors recognizes that the approval of this Proposal 4 will result in additional shares of Common Stock (or, as used in this proposal, “Shares”) becoming available for issuance under the A&R 2019

Plan, and dilution or “overhang” for our stockholders. As commonly calculated, the potential overhang resulting from the approval of the proposal would be approximately 9.6%. This overhang is calculated as follows as of March 31, 2024:
Overhang
(a) Share pool increase subject to stockholder approval	8,350,000
(b) Shares underlying awards(1)	5,499,659
(c) Shares currently available for future issuances	235,076
(d) Total shares requested, underlying or available for awards (a+b+c)	14,084,735
(e) Total shares of common stock outstanding	133,194,999
(f) Fully diluted overhang (d/(d+e))	9.6%

(1)
Includes awards outstanding under the A&R 2019 plan and outstanding stock options to purchase 1,013,222 Shares assumed in connection with the acquisition of AeroCare, which remain issued, outstanding and unexercised as of March 31, 2024. For additional information, see “— Summary of the A&R 2019 Plan — Authorized Shares” below.

The following table includes information regarding the outstanding awards and Shares available for future issuance under the existing A&R 2019 Plan as of March 31, 2024 (as if the 2024 Amendment is not approved under this proposal):
A&R 2019 Plan(1)
Total Shares underlying outstanding stock options	2,497,612
Weighted average exercise price of outstanding stock options	$13.24
Weighted average remaining contractual life of outstanding stock options	5.0 years
Total Shares subject to outstanding, unvested full-value awards(2)	3,002,047
Total Shares currently available for grant	235,076

(1)
Includes outstanding stock options to purchase 1,013,222 Shares assumed in connection with the acquisition of AeroCare, which remain issued, outstanding and unexercised as of March 31, 2024. For additional information, see “— Summary of the A&R 2019 Plan — Authorized Shares” below.

(2)
Full-value awards include restricted stock, time-vested restricted stock units and performance-vested restricted stock units. For the purposes of this table, we have calculated the number of shares of outstanding, unvested full-value awards assuming that any equity awards subject to performance-based vesting criteria are earned based on performance at 100% of target. The maximum number of shares that may be earned in respect of equity awards subject to performance-based vesting criteria is equal to 200% of target, which would result in 3,895,072 total shares subject to outstanding, unvested full value awards under the A&R 2019 Plan.

Burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock incentive plan. Our burn rate for 2023 was 0.6%, calculated by dividing the number of Shares subject to awards granted during the year net of forfeitures and cancellations by the weighted average number of shares outstanding during the year.
Summary of the A&R 2019 Plan
The following summary is not a complete description of all provisions of the A&R 2019 Plan and is qualified in its entirety by reference to the complete text of the A&R 2019 Plan, which is attached to this proxy statement as Exhibit B.
Plan Administration
The A&R 2019 Plan is administered by our board of directors or our Compensation Committee (which together with our board of directors is hereinafter referred to as our “Plan Administrator”). Our

Plan Administrator has the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the A&R 2019 Plan. Our Plan Administrator may delegate certain aspects of its authority as it deems appropriate, pursuant to the terms of the A&R 2019 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act must be expressly approved by the Plan Administrator. Actions of our Plan Administrator are final, conclusive and binding.
Eligibility
The directors, employees and consultants of AdaptHealth and our affiliates are eligible to participate in the A&R 2019 Plan, including prospective employees of AdaptHealth and our affiliates subject to the commencement of employment. As of March 31, 2024, approximately 10,700 directors and employees were eligible to participate in the A&R 2019 Plan.
Authorized Shares
A total of 10,000,000 Shares were reserved for issuance under the A&R 2019 Plan, of which 235,076 Shares remained available for issuance as of March 31, 2024. If our stockholders approve the 2024 Amendment, an additional 8,350,000 Shares will be reserved and available for issuance under the A&R 2019 Plan. The number of Shares reserved and available for issuance under the A&R 2019 Plan is subject to adjustment, as described below in the section titled “— Summary of the A&R 2019 Plan — Adjustments.” Shares issued under the A&R 2019 Plan may consist of authorized but unissued stock or previously issued Shares. Shares underlying awards that are settled in cash, expire or are canceled, forfeited or otherwise terminated without delivery to a participant will again be available for issuance under the A&R 2019 Plan. Shares withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the A&R 2019 Plan.
Shares available under the A&R 2019 Plan are not reduced by shares issued pursuant to awards issued or assumed in connection with a merger or acquisition as contemplated by applicable stock exchange rules, including Nasdaq Listing Rule 5635(c) and IM-5635-1 (“Substitute Awards”). The Company may issue an unlimited number of Substitute Awards pursuant to the A&R 2019 Plan. In connection with the acquisition of AeroCare in February 2021, the Company assumed outstanding options of AeroCare in accordance with Nasdaq Listing Rule 5635(c) and IM-5635-1. As of March 31, 2024, a total of 1,013,222 Shares remain unexercised and issuable pursuant to the exercise of the assumed options, and such Shares do not reduce the number of Shares available for issuance under the A&R 2019 Plan.
The price of a Share on March 31, 2024 was $11.51 per share (the closing price of a Share as reported on the Nasdaq Stock Market on March 28, 2024).
Types of Awards
The types of awards that may be available under the A&R 2019 Plan are described below. All awards described below will be subject to the terms and conditions determined by our Compensation Committee in its sole discretion, subject to certain limitations provided in the A&R 2019 Plan. Each award granted under the A&R 2019 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Non-Qualified Stock Options
A non-qualified stock option is an option that is not intended to qualify as an incentive stock option in accordance with Section 422 of the U.S. Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”), as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of Shares during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Committee on the grant date. The term of a non-qualified stock option will be set by our Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check; (ii) by delivery of stock having a value equal to the exercise price; (iii) a broker assisted cashless exercise; or (iv) by any other means approved by our Committee. The A&R 2019 Plan provides that unless otherwise specifically determined by the Committee, vesting of non-qualified stock options will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The A&R 2019 Plan also provides that participants terminated for “cause” (as such term is defined in the A&R 2019 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The A&R 2019 Plan authorizes our Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on non-qualified stock options.
Incentive Stock Options
An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% stockholder) of a Share on the grant date and a term of no more than 10 years (or five years with respect to a 10% stockholder). The aggregate fair market value, determined at the time of grant, of our Shares subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The A&R 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of incentive stock options will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to active employment. The A&R 2019 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The A&R 2019 Plan authorizes our Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on incentive stock options.
Stock Appreciation Rights
A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our Shares on the exercise date and the base price of the stock appreciation right that is set by our Committee on the grant date, multiplied by the number of Shares subject to the stock appreciation right. The term of a stock appreciation right will be set by our Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Committee. The A&R 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of stock appreciation rights will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The A&R 2019 Plan provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The A&R 2019 Plan authorizes our Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on stock appreciation rights.

Restricted Stock
A restricted stock award is an award of restricted Shares that does not vest until a specified period of time has elapsed, and/or upon the achievement of certain performance or other conditions determined by our Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any vesting restrictions apply, transfer of the restricted Shares is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted Shares, including the right to vote such Shares, provided, that any cash or stock dividends with respect to the restricted Shares will be withheld by us and will be subject to forfeiture to the same degree as the restricted Shares to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. The A&R 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of restricted stock awards will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise determined by our Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.
Restricted Stock Units
A restricted stock unit is an unfunded and unsecured obligation to issue Shares (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Committee and will vest and be settled at such times in cash, Shares or other specified property, as determined by our Committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying Shares are issued or become payable to the participant. The A&R 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of restricted stock units will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.
Other Stock-Based Compensation
Under the A&R 2019 Plan, our Committee may grant other types of equity-based awards subject to such terms and conditions as our Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.
Adjustments
The aggregate number of Shares reserved and available for issuance under the A&R 2019 Plan, the individual limitations, the number of Shares covered by each outstanding award and the price per Share underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges or other relevant changes in our capitalization affecting our Shares or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by our Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the A&R 2019 Plan.

Corporate Events
In the event of a merger, amalgamation or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our Shares receive securities of another corporation or other property or cash, a “change in control” (as defined in the A&R 2019 Plan), or a reorganization, dissolution or liquidation of us, our Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during a period not exceeding two years commencing on the date of the “change in control.”
Transferability
Awards under the A&R 2019 Plan may not be sold, transferred, pledged or assigned other than by will or by the applicable laws of descent and distribution, unless (except with respect to incentive stock options) otherwise determined by our Committee in certain limited situations.
Amendment
Our Committee may amend the A&R 2019 Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our Shares are traded. No amendment to the A&R 2019 Plan or outstanding awards which materially impair the right of a participant are permitted unless the participant consents in writing.
Termination
The A&R 2019 Plan currently provides that it will terminate on November 6, 2029 or such earlier date as determined by the Board or the Committee. This Proposal 4 seeks to extend the term of the A&R 2019 Plan, such that the A&R 2019 Plan will terminate on the day immediately before the tenth anniversary of the date our stockholders approve this Proposal 4. If this Proposal 4 is not approved, the A&R 2019 Plan will terminate in accordance with the existing terms of A&R 2019 Plan without giving effect to the 2024 Amendment. Following any such suspension or termination, the A&R 2019 Plan will remain in effect to govern any then-outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.
Clawback; Sub-Plans
All awards under the A&R 2019 Plan are subject to any incentive compensation clawback or recoupment policy currently in effect, including the Company’s Policy for the Recovery of Erroneously Awarded Compensation, or any other policy as may be adopted by our board of directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the A&R 2019 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by our Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.
No-Repricing of Awards
No awards under the A&R 2019 Plan may be repriced without stockholder approval. For purposes of the A&R 2019 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits); (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.
Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the A&R 2019 Plan. The A&R 2019 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. Participants who are “insiders” under Section 16(b) of the Exchange Act may be subject to different tax treatment with respect to the grant, exercise or settlement of awards under the A&R 2019 Plan, depending on the particular Section 16(b) exemption utilized. This discussion is based on current law, is not intended to constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state or local tax consequences, which may be substantially different. Holders of awards under the A&R 2019 Plan are encouraged to consult with their own tax advisors.
Non-Qualified Stock Options and Stock Appreciation Rights
With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares of Common Stock and the fair market value of the shares of Common Stock on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the Common Stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of Common Stock have been held, and no deduction will be allowed to such participant’s employer.
Incentive Stock Options
No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares of Common Stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of Common Stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.
If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.
Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the grant of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code (“Section 83(b)”). In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
Any dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant. If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid for the shares. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of Shares in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Shares so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income. Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Other Stock-Based Awards
The tax effects related to other stock-based awards under the A&R 2019 Plan are dependent upon the structure of the particular award.
Withholding
At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($168,600 in 2024), such participant will not have to pay Social Security taxes on such amounts. We are required to report to the Internal Revenue Service and the appropriate state and local taxing authorities the ordinary income received by the participant and the amount of taxes withheld.
Limitations on Employer’s Compensation Deduction
Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of outstanding awards under the A&R 2019 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Section 409A
Certain awards under the A&R 2019 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the A&R 2019 Plan (or any other plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the A&R 2019 Plan that is considered “nonqualified deferred compensation” (and awards under any other plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the A&R 2019 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.
New Plan Benefits
The following table sets forth information regarding the 2024 Annual PRSU Grants. The PRSU Grants were made contingent upon stockholder approval of the 2024 Amendment.
Name and Principal Position	Target Dollar Value of Contingent Awards ($)	Number of Contingent Performance-Vested Restricted Stock Units (#)(1)
Richard Barasch (Interim Chief Executive Officer)	—	—
Jason Clemens (Chief Financial Officer)	$585,000	83,467
Joshua Parnes (President)	$975,000	139,112
Shaw Rietkerk (Chief Operating Officer)	$300,000	42,803
Albert Prast (Chief Technology Officer)	$300,000	42,803
Current Executive Officers as a Group(2)	$2,520,000	359,549
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group(3)	$918,000	130,981
Total	$3,438,000	490,530

(1)
For the purposes of this table, we have calculated the number of securities remaining available for future issuance assuming that any equity awards subject to performance-based vesting criteria which are being added to the A&R 2019 Plan are earned based on performance at 100% of target. The maximum number of shares that may be earned is equal to 200% of the number of restricted stock units shown in this column.

(2)
Current Executive Officers as a Group includes $360,000 of contingent PRSU grants (at target) to two other Current Executive Officers of the Company.

(3)
In addition to the 2024 Annual PRSU Grants made to each of the Current Executive Officers, 2024 Annual PRSU Grants were made to six Non-Executive Officer employees.

Future Plan Awards
The awards set forth above are the only awards granted to any director, employee or consultant pursuant to the A&R 2019 Plan that are contingent upon the approval by our stockholders of the 2024 Amendment. We anticipate that future equity-based awards may be granted in the discretion of the Committee under the A&R 2019 Plan out of the additional Shares to be reserved for issuance in connection with the approval of the 2024 Amendment; however, the number of Shares that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our directors, employees and consultants, and their potential contributions to our success. Accordingly, the number, type and grantee(s) of actual future awards, other than the contingent awards listed in the preceding section, cannot be determined at this time.
If the 2024 Amendment is approved by stockholders, the additional shares of the Company’s Common Stock available for issuance under the A&R 2019 Plan will be registered pursuant to a registration statement on Form S-8 promptly after such stockholder approval is obtained.
Equity Compensation Plan Information
The following table sets forth information regarding the Shares to be issued and the Shares remaining available for issuance under our stock-based incentive plans as of December 31, 2023. The amounts shown do not include the Shares that would be available for issuance under the A&R 2019 Plan if the 2024 Amendment is approved.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders
A&R 2019 Stock Incentive Plan(2)	4,364,609	$14.90	1,627,580
2019 Employee Stock Purchase Plan	—	—	744,855
Equity compensation plans not approved by security holders	—	—	—
Total	4,364,609	$14.90	2,372,435

(1)
For the purposes of this table, we have calculated the number of securities remaining available for future issuance assuming that any equity awards subject to performance-based vesting criteria which are being added to the A&R 2019 Plan are earned based on performance at 100% of target. The maximum number of shares that may be earned in respect of equity awards subject to performance-based vesting criteria is equal to 200% of target, which would result in 4,952,705 issuable securities under the A&R 2019 Plan to be set forth in the first column and 1,039,484 securities remaining available for future issuance under the A&R 2019 Plan in the third column.

(2)
Includes outstanding stock options to purchase 1,189,845 Shares assumed in connection with the acquisition of AeroCare, which remain issued, outstanding and unexercised. For additional information, see “— Summary of the A&R 2019 Plan — Authorized Shares” above.

Vote Required for Approval
The approval of the 2024 Amendment requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock who are entitled to vote and who actually cast their vote at the Annual Meeting. Failure to vote by proxy or to vote in person at the Annual Meeting, an abstention from voting or broker non-votes will have no effect on the outcome of the vote on the 2024 Amendment.
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE 2024 AMENDMENT.

PROPOSAL NO. 5 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. KPMG LLP has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as our independent registered public accounting firm and certain other activities as described below.
Neither our bylaws nor our other organizational documents or applicable law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests or those of our stockholders.
KPMG LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm
KPMG LLP, which served as our independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022, provided audit, audit-related and tax services to us during those fiscal years. The following table presents fees for professional services rendered by our independent registered public accounting firm:
Type of Fees	Fiscal 2023	Fiscal 2022
Audit Fees	$5,415,883	$5,201,363
Audit-Related Fees	—	—
Tax Fees	1,301,287	1,576,204
All Other Fees	—	—
Total	$6,717,170	$6,777,567
Audit Fees
This category includes fees associated with our annual audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting and the review of our quarterly reports on Form 10-Q. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, and the review of our SEC regulatory filings as well as audits of acquired entities.
Audit-Related Fees
This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported as “audit fees.” No audit-related fees were billed to us for 2023 or 2022.
Tax Fees
This category includes fees for services provided for tax compliance, tax planning and advice on mergers and acquisitions.

All Other Fees
There were no other fees billed to us for 2023 or 2022.
Audit Committee Pre-Approval Policies and Procedures
Our policy is that all audit and non-audit services must be pre-approved by the Audit Committee. The authority to grant pre-approvals of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All of such services and fees were pre-approved during the fiscal year ended December 31, 2023.
Vote Required for Approval
The approval of the ratification of appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast by the holders present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 5. Failure to vote by proxy or to vote in person at the Annual Meeting or an abstention from voting will have no effect on the outcome of the vote on the ratification of appointment of KPMG LLP.
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 6 — SAY-ON-PAY
Background
Section 14A of the Exchange Act requires us to request stockholder approval, on an advisory basis, of the compensation paid to our named executive officers (“NEOs”) as disclosed pursuant to the SEC’s compensation disclosure rules. This proposal is commonly known as a “say-on-pay” proposal.
As part of our Compensation Committee’s efforts to ensure that the interests of our NEOs are aligned with those of our stockholders, our Compensation Committee will consider the results of this “say-on-pay” vote on executive compensation. Our Compensation Committee will consider stockholder feedback when reviewing, designing and implementing our executive compensation program.
The Compensation Discussion and Analysis beginning on page 48 of this proxy statement sets forth detailed information about our executive compensation program. As discussed there, our executive compensation program is designed to:
•
Link pay with performance

•
Provide an appropriate mix of fixed and at-risk compensation to attract and retain key talent who thrive in a results-driven environment

•
Set competitive pay levels to effectively attract and retain key talent

Consistent with these goals our executive compensation program emphasizes performance-based pay, with 2023 metrics including stock price performance, Adjusted EBITDA and relative total shareholder return (“TSR”).
Vote Required for Approval
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding approval of our fiscal 2023 executive compensation. The affirmative vote of a majority of all votes cast at the Annual Meeting or by proxy is required to approve this non-binding advisory proposal. For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.
The vote of the stockholders with respect to this proposal is an advisory vote, and the results will not be binding on our board of directors. However, the board of directors and our Compensation Committee, which is composed entirely of independent directors, will consider the outcome of the vote when making future decisions regarding executive compensation.
As an advisory vote, this proposal is not binding upon the Company. However, our Compensation Committee will use stockholder feedback, both as expressed by your “say-on-pay” vote and as provided directly to us, as an important consideration in making future NEO compensation decisions.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE FOLLOWING RESOLUTION:
RESOLVED, THAT THE STOCKHOLDERS OF THE COMPANY APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR FISCAL 2023, AS DISCLOSED WITHIN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE EXCHANGE ACT (ITEM 402 OF REGULATION S-K), WHICH DISCLOSURE INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, SUMMARY EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE INFORMATION CONTAINED IN THIS PROXY STATEMENT.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors and Terms of Office of Officers and Directors
Our board of directors is currently divided into three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term. Following consideration of our current governance structure, the Board is submitting for a stockholder vote a management proposal to amend our Current Certificate to eliminate our classified board structure. The proposed amendment phases out the three-year staggered terms of our directors and transitions to the annual election of all of our directors, so that by the 2026 annual meeting, the Board will be completely declassified and all directors will stand for election annually.
If our stockholders approve Proposal 1 to declassify the Board, which will eliminate the classified Board over three years as discussed under Proposal 1, directors will be elected for one-year terms beginning with this Annual Meeting. The term of office of the current Class II directors, consisting of Messrs. Connors, Lundberg, Parnes and Williams, will expire at this Annual Meeting of stockholders and annually thereafter. The term of office of the Class III directors, consisting of Messrs. Coppens and Wolf and Dr. Weaver, will expire at our 2025 annual meeting of stockholders and annually thereafter. The term of office of the Class I directors, consisting of Messrs. Barasch and Belinfanti, will expire at our 2026 annual meeting of stockholders and annually thereafter.
Pursuant to the terms of the Deerfield Subscription Agreement, Deerfield was entitled, at the closing of the Business Combination, to designate for nomination by us for election one director to serve on our board of directors. Deerfield designated Dr. Susan Weaver.
Pursuant to the terms of the BlueMountain Board Designee Rights Letter Agreement, the BlueMountain Entities or their permitted transferees holding a majority of the outstanding principal amount under the BM Notes had the right, until August 19, 2021, which was the date on which the BM Notes were repaid in full, to designate and nominate for election one director to our board of directors. BlueMountain’s designee was Dale Wolf.
Pursuant to the terms of the OEP Investment Agreement, for as long as OEP holds beneficial ownership of at least 25% of the shares of capital stock of the Company purchased thereunder, OEP has the right to designate and nominate for election one director to our board of directors. OEP’s initial designee was Brad Coppens. OEP’s sole current designee is Gregory Belinfanti.
Pursuant to the terms of the AeroCare Merger Agreement, for so long as Peloton Equity AeroCare SPV I, L.P. and SkyKnight Aero Holdings, LLC or an affiliate thereof (the “AeroCare Sellers”) hold in the aggregate among them at least 35% of the share consideration issued to them under the AeroCare Merger Agreement, on an as-converted basis, the AeroCare Sellers have the right to nominate one director to our board of directors. The AeroCare Sellers’ designee is Ted Lundberg.
The Board held nine meetings during 2023. No incumbent director attended fewer than 75% of the meetings of the board of directors and no incumbent director attended fewer than 75% of the meetings of the committees of the board of directors on which he or she served (in each case, which were held during the period for which such incumbent director was a director). Six of our incumbent directors attended the prior year’s annual meeting. We do not have a policy mandating director attendance at annual meetings of our stockholders, but we strongly encourage directors to attend.
Officers are appointed by our board of directors and serve at the discretion of our board of directors, rather than for specific terms of office.
Director Independence
Our shares of Common Stock are listed on the Nasdaq Capital Market and trade under the symbol “AHCO”, and we are subject to Nasdaq listing standards. Nasdaq Listing Rule 5605 requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2), a director will qualify as an “independent director” only if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the composition of our board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Belinfanti, Connors, Coppens, Lundberg, Williams, and Wolf and Dr. Weaver, representing seven of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2).
Our board of directors also determined that Messrs. Connors, Coppens, Lundberg, and Wolf, who comprise our Audit Committee, Messrs. Belinfanti, Coppens, Williams, and Wolf who comprise our Compensation Committee, and Messrs. Belinfanti, Connors and Lundberg and Dr. Weaver, who comprise our Nominating and Governance Committee, satisfy the independence standards for such committees established by the Securities and Exchange Commission, or the SEC, and Nasdaq listing standards, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including beneficial ownership of our capital stock.
Board Leadership Structure and Role in Risk Oversight
Richard Barasch serves as the Chairman of our Board and Interim Chief Executive Officer and Joshua Parnes serves as our President. We customarily believe that the most effective leadership structure is to have separate Chair of the Board, Chief Executive Officer and President positions because this allows the board of directors to benefit from having multiple strong voices bringing separate views and perspectives to meetings. However, from July 1, 2023 to present, Richard Barasch has served as both Chairman of the Board and Interim Chief Executive Officer. During this time, the Company amended its Corporate Governance Guidelines so that the Board may appoint an independent director to serve as “Lead Independent Director” for a one-year term if the individual elected as Chair is not an independent director.
Our board of directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company, and responsibility for managing risk currently rests with executive management while the Board participates in the oversight of the process. The oversight responsibility of our Board is enabled by management reporting processes designed to provide visibility to the Board about the identification, assessment, and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our Audit Committee enhances the Board’s oversight of risk management and discusses with management, the independent auditor and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our Compensation Committee enhances the Board’s oversight of risk management by considering the impact of the Company’s compensation policies and plans, and the incentives created by the Company’s compensation policies and plans, on the Company’s risk profile.
Board Diversity
The following presents our board of directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. As we pursue future board of directors recruitment efforts, our Nominating and Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of our board of directors.

Board Diversity Matrix (as of , 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	1
Part II: Demographic Background
African American or Black	—	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Committees of the Board of Directors
The standing committees of our board of directors currently consist of an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Compliance Committee. Each committee reports to the board of directors as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.
Audit Committee
Our Audit Committee consists of Terence Connors, Brad Coppens, Ted Lundberg and Dale Wolf, and Mr. Connors serves as Chair of the Audit Committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. We have determined that each of Messrs. Connors, Wolf, Lundberg and Coppens qualifies as independent under Nasdaq listing standards and applicable SEC rules with respect to Audit Committee membership. We have also determined that Mr. Connors qualifies as an “Audit Committee Financial Expert” as defined in applicable SEC rules. During fiscal year 2023, our Audit Committee met five times, including telephonic meetings.
The Audit Committee charter, which is available on our website at https://www.adapthealth.com/investorrelations, details the principal functions of the Audit Committee including:
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S K promulgated by the SEC prior to us entering into such transaction;

•
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

•
reviewing and assessing the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled; and

•
overseeing the adequacy and effectiveness of the Company’s monitoring of and system of internal controls over cybersecurity matters.

Compensation Committee
Our Compensation Committee consists of Gregory Belinfanti, Brad Coppens, David Williams and Dale Wolf, and Mr. Coppens serves as Chair of the Compensation Committee. Richard Barasch ceased to serve as a member of the Compensation Committee in connection with his appointment as Interim CEO. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the Compensation Committee, all of whom must be independent. We have determined that each of Messrs. Coppens, Wolf, Williams and Belinfanti qualifies as independent under Nasdaq listing standards and applicable SEC rules. Our Compensation Committee held eight meetings during 2023. The Compensation Committee charter, which is available on our website at https://www.adapthealth.com/investorrelations, details the principal functions of the Compensation Committee including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our equity based remuneration plans;

•
assisting management in complying with our SEC filings;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee is responsible for determining appropriate compensation levels and arrangements for our executive officers and directors, ensuring that our compensation program is consistent with our compensation philosophy and peer company practices. In making these determinations, the Compensation Committee considers each executive officer’s individual performance, the recommendations of our Interim Chief Executive Officer, and additional factors, such as the executive officer’s responsibilities, experience level and tenure. In addition, the Company continued to engage ClearBridge in 2023 to provide executive compensation consulting services as described in the Compensation Discussion and Analysis on page 48 of this proxy statement.

In determining the levels and mix of executive and director compensation, our Compensation Committee does not generally rely on formulaic guidelines, but rather maintains a flexible approach to compensation determinations, which allows it to adapt the various elements of compensation to motivate individual executives and achieve our specific strategic and financial goals. The Compensation Committee then approves, with any modifications it deems appropriate, base salaries, target annual incentive bonuses and grants for our executive officers and directors, as applicable.
The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. Other than the engagement of ClearBridge described above, the Compensation Committee has not retained a compensation consultant to recommend or assist in determining the amount or form of executive or director compensation.
The Compensation Committee may delegate to any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among other matters: (i) identifying individuals qualified to become members of our board of directors consistent with criteria approved by our Board; (ii) overseeing the organization of our board of directors to discharge the Board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.
Our Nominating and Governance Committee consists of Gregory Belinfanti, Terence Connors, Ted Lundberg and Dr. Susan Weaver. Richard Barasch ceased to serve as Chair of the Nominating Committee in connection with his appointment as Interim CEO. We have determined that each of Messrs. Connors, Lundberg and Belinfanti and Dr. Weaver qualifies as independent under Nasdaq listing standards and applicable SEC rules. Our Nominating and Governance Committee held three meetings during 2023. The written charter for the Nominating and Corporate Governance Committee is available on our website at https://www.adapthealth.com/investorrelations.
Subject to the OEP Investment Agreement and the AeroCare Merger Agreement discussed elsewhere in this proxy statement, which provide certain of our stockholders with rights to designate director nominees, the Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Board apart from those nominees designated pursuant to the OEP Investment Agreement and the AeroCare Merger Agreement, the committee solicits candidate recommendations from its own members, other directors and management. The committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, and the designation provisions of the OEP Investment Agreement and the AeroCare Merger Agreement do not apply, the committee considers whether to fill those vacancies and, if applicable, considers various potential director candidates. The committee evaluates any such candidates at regular or special meetings of the committee, and such candidates may be considered at any point during the year.
The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee. The committee seeks to ensure that the membership of the Board and each committee of the Board satisfies all relevant Nasdaq listing standard requirements and applicable laws and regulations and all requirements of our organizational documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for in any particular director nominee who is not a designee under the OEP Investment Agreement or the AeroCare Merger Agreement depends on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.
The Nominating and Governance Committee also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next Annual Meeting. Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.
Compliance Committee
Our Compliance Committee exercises oversight responsibility, reviews regulatory compliance issues and reports to our board of directors with respect to our regulatory compliance programs. Our Compliance Committee consists of Dr. Weaver and Messrs. Barasch, Williams and Wolf, with Dr. Weaver serving as the Chair of the Compliance Committee. Our Compliance Committee held four meetings during 2023.
Code of Ethics and Committee Charters
We have adopted a Code of Ethics applicable to our directors, officers and employees. We have previously filed a copy of our Code of Ethics, our Audit Committee charter and our Compensation Committee charter as exhibits to our registration statement. You will be able to review these documents by accessing our public filings at the SEC’s website at https://www.sec.gov. Our Code of Ethics, Audit Committee charter, Compensation Committee charter, Nominating and Governance Committee charter and Compliance Committee charter are also available free of charge on our corporate website at https://www.adapthealth.com/investorrelations. The information on our website does not constitute part of this proxy statement. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics on our corporate website at the address above.

REPORT OF THE AUDIT COMMITTEE
Our management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing our consolidated financial statements and disclosures. KPMG LLP, our independent registered public accounting firm for 2023, was responsible for performing an independent audit of our consolidated financial statements and expressing opinions on the conformity of our consolidated financial statements with generally accepted accounting principles in the United States and on the effectiveness of our internal control over financial reporting. Our Audit Committee oversaw the performance of these responsibilities by KPMG LLP and management including the processes by which these responsibilities are fulfilled.
Our Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2023 and discussed them with our management and KPMG LLP.
Our Audit Committee has also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to our Audit Committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
In addition, our Audit Committee has received the written disclosures and a letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with our Audit Committee concerning independence, and has discussed with KPMG LLP their independence.
Based on the review and discussions referred to above, our Audit Committee has recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023, filed by us with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Directors
Terence Connors, Chair
Brad Coppens
Ted Lundberg
Dale Wolf
The material in this report is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference in any filing of AdaptHealth Corp. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Corporate Governance Reforms
As previously disclosed in the Company’s Annual Report on Form 10-K, which was filed with the SEC on February 27, 2024 (the “Annual Report”), the Company and certain of its current and former officers were named in a class action complaint filed in the US District Court for the Eastern District of Pennsylvania on July 29, 2021 (the “Class Action”). The complaint alleged violations of the federal securities laws arising from allegedly false and misleading statements and/or failures to disclose material information regarding changes made to the methodology used to calculate the Company’s organic growth trajectory. On February 26, 2024, the Company and the other defendants entered into a Stipulation and Agreement of Settlement with the Class Action plaintiffs (the “Proposed Settlement”). The Company’s portion of the Proposed Settlement is expected to be funded as follows (i) $32.2 million of cash from the Company’s insurance carriers; (ii) $17.8 million of cash from the Company; and (iii) 1 million shares of the Company’s Common Stock. In addition, as part of the Proposed Settlement, the Company has agreed to implement certain corporate governance reforms, including (i) the complete declassification of the Board by 2026, (ii) no single-trigger accelerated vesting provisions in future contracts with Company officers, (iii) the creation of a “Lead Independent Director” role that the Board may elect if the Chair is not independent, (iv) amendments to the Bylaws that allow for shareholder access to the Company’s proxy materials and (v) a resignation policy requiring directors that receive more “Withheld” votes than “For” votes to offer their resignation, which the Board may accept or reject at its discretion.
The Proposed Settlement is subject to final court approval and other customary closing conditions. Upon the effectiveness of the Proposed Settlement, the Company and its directors and officers as well as the other defendants named in the Class Action will be released from the claims that were asserted or could have been asserted in the Class Action, with certain limitations, by class members participating in the settlement. The Company has always maintained, and continues to believe, that it did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws. The settlement includes no admission of liability or wrongdoing and is subject to court approval. There can be no assurance that the settlement will be finalized and approved and, even if approved, whether the conditions to closing will be satisfied, and the actual outcome of this matter may differ materially from the terms of the Proposed Settlement described herein.
Separately, as disclosed in our Annual Report, on December 6, 2021, a putative shareholder of the Company filed a shareholder derivative complaint against certain current and former directors and officers of the Company in the United States District Court for the Eastern District of Pennsylvania (the “Derivative Action”). The complaint generally alleges, among other things, that the defendants breached their fiduciary duties owed to the Company by, among other things, allegedly causing or allowing misrepresentations and/or omissions regarding changes made to the methodology used to calculate the Company’s organic growth and the Company’s former Co-CEO’s alleged criminal activity and engaging in insider trading. The defendants have reached an agreement in principle with the derivative plaintiff to settle the Derivative Action. The settlement, which would include no admission of liability or wrongdoing by the defendants, is subject to negotiation and execution of definitive settlement documentation and court approval. The Proposed Settlement consideration would consist of certain corporate governance reforms and reasonable attorneys’ fees, at an amount to later be determined, to be approved by the court.

EXECUTIVE AND DIRECTOR COMPENSATION
Identification of Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of                 , 2024:
Name	Age	Position
Christine Archbold	50	Chief Accounting Officer
Richard Barasch	70	Interim Chief Executive Officer and Chairman of the Board
Jonathan Bush	55	General Counsel
Jason Clemens	46	Chief Financial Officer
Joshua Parnes	46	President, Director
Albert Prast	63	Chief Technology Officer
Shaw Rietkerk	49	Chief Operating Officer
The following is biographical information as of                 , 2024 for our executive officers other than Messrs. Barasch and Parnes, whose biographical information appears above in Proposal 2 — Election of Directors.
Christine Archbold joined AdaptHealth in 2022 as AdaptHealth’s Senior Vice President of Corporate Accounting. Ms. Archbold was promoted to Chief Accounting Officer and principal accounting officer in March 2023. Ms. Archbold previously has held a variety of senior financial management positions, including Chief Accounting Officer and Global Corporate Controller at Clarivate from 2017 to 2022, Global Controller (from 2014 to 2017) and Director of Financial Reporting (from 2011 to 2014) at Houghton International. In these roles, Ms. Archbold had overall responsibility for the controllership, financial reporting, and systems of internal controls. Prior to joining Houghton International in 2011, Ms. Archbold was an auditor with the accounting firm of Ernst & Young LLP. Ms. Archbold holds a B.S. in Accounting from Saint Joseph’s University.
Jonathan Bush has served as the Company’s General Counsel since November 2023. Prior to that from July 2021 until November 2023, he served as Senior Vice President, General Counsel and Secretary of Modivcare Inc., a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for payors and Modivcare’s members. Before his promotion, Mr. Bush served as Modivcare Inc.’s Vice President, Deputy General Counsel and Assistant Secretary since November 2019. Previously, from August 2018 to October 2019, he was Vice President, Corporate Development and Deputy General Counsel at BioSrip, Inc., an independent provider of infusion and home care management solutions. Earlier in his career he held a variety of corporate transaction-oriented roles at the private law firms of PilieroMazza PLLC, Dechert LLP, Schulte Roth & Zabel LLP, and Cravath, Swaine & Moore LLP, and in-house at Goldman, Sachs & Co., a global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to its clients. Mr. Bush graduated with an A.B. in Economics from Harvard University and a J.D. from the University of Texas School of Law.
Jason Clemens joined AdaptHealth in 2020 from MEDNAX, Inc, a national provider of health solutions to hospitals, health systems, and healthcare facilities, where he served as Senior Vice President and Operations Chief Financial Officer. Over a nine-year career at MEDNAX, Mr. Clemens held positions of increasing responsibility in operations management and finance. Prior to joining MEDNAX, Mr. Clemens gained experience with the United States Army, supporting the Republic of Korea Army in Wonju, South Korea. He later served in progressive roles within operations management and finance at Accenture, Lennar, and Ryder. Mr. Clemens holds a B.S. in Industrial Engineering from Lehigh University, and an M.S. in Finance and an M.B.A. from the Indiana University Kelley School of Business. He is also a Chartered Financial Analyst (CFA) and a Certified Six Sigma Blackbelt.
Albert Prast joined AdaptHealth in February 2021. Mr. Prast has worked in management roles in the information technology industry for 25 years, specifically as the executive leader of technology vision, strategy, and execution for a number of healthcare companies. Currently, Mr. Prast serves as the Chief Technology Officer of AdaptHealth. Previously, Mr. Prast served as the chief information and chief technology officer for AeroCare. At AeroCare, Mr. Prast focused on implementing technology solutions to enhance efficiency and create a competitive advantage in an industry that has historically relied on paper-based operations. Mr. Prast is also an active investor and advisor to healthcare technology companies and serves on a number of boards, including DataLink Software, ClinOne, RxREvu, ClearSense, and Rancho Family Medical Group.
Shaw Rietkerk joined AdaptHealth Holdings in 2018, serving as Chief Revenue Officer from November 2019 until August 2020, Chief Operating Officer from August 2020 until February 2021 and Chief Operating Officer — Centralized Operations from February 2021 until March 2023. Mr. Rietkerk was promoted to Chief Operating Officer in March 2023. Mr. Rietkerk most recently served as Executive Vice President of Revenue Cycle Management at Brightree and President of ShawMut Fitness, LLC. Mr. Rietkerk has over two decades of healthcare service leadership experience, with an extensive background in revenue cycle management, operations, business process outsourcing, account management and process. Prior to joining Brightree in 2015, Mr. Rietkerk was Senior Vice President, Worldwide Operations at M*Modal, a leading healthcare technology provider of advanced clinical documentation solutions.

STOCK PERFORMANCE GRAPH
The following graph compares the yearly percentage change in cumulative total stockholder return of our common stock during the period from 2019 to 2023 with (i) the cumulative total return of the S&P 600 index and (ii) the cumulative total return of the S&P Healthcare Services Select Industry Index. The comparison assumes $100 was invested on December 31, 2019 in our common stock and in each of the foregoing indices and the reinvestment of dividends through December 29, 2023 (last trading day of the year). The stock price performance on the following graph is not necessarily indicative of future stock price performance.
This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy into any filing under the Securities Act or under the Exchange Act, except to the extent that AdaptHealth specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
Indexed Returns
	Years Ending
Company/Index	12/31/2019	12/31/2020	12/31/2021	12/30/2022	12/29/2023
AdaptHealth Corp.	$100.00	$342.08	$222.77	$175.05	$66.39
S&P Health Care Services Select Industry Index	$100.00	$133.00	$145.57	$116.36	$121.70
S&P 600 Index	$100.00	$109.57	$137.26	$113.35	$129.09

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis section of our Proxy Statement provides a detailed description of our executive compensation programs, decisions, and associated governance for our Named Executive Officers (“NEOs”) in 2023. In this section of our Proxy Statement, “Committee” is a reference to the Compensation Committee.

Named Executive Officers
Title as of December 31, 2023, or date of separation
Richard Barasch(1)
Interim Chief Executive Officer and Chairman of the Board
Jason Clemens
Chief Financial Officer
Joshua Parnes
Director and President
Albert Prast
Chief Technology Officer
Shaw Rietkerk
Chief Operating Officer
Stephen Griggs(2)
Former Chief Executive Officer

(1)
Mr. Barasch was appointed Interim Chief Executive Officer effective July 1, 2023, in addition to his role as Chairman of the Board.

(2)
Following discussions initiated by the Board, Mr. Griggs mutually agreed to resign effective June 30, 2023.

EXECUTIVE SUMMARY
Year in Review and Alignment of Company Performance with Pay
2023 was another year of progress for AdaptHealth. A strong fourth quarter underscored our progress during the year and marked our fourth consecutive year of delivering top-line and bottom-line growth. Our scale and impact remain unmatched in the market, with nearly 11,000 employees servicing approximately 4.1 million patients across the United States. Our performance achievements for 2023 include the following:
•
Net Revenue of $3.20 billion increased 7.7% over 2022 and was in line with the upper end of our year-end guided midpoint.

•
Adjusted EBITDA of $670.8 million increased 13.0% over 2022; this result was over 3% above the upper end of the Company’s year-end guidance and between the challenging threshold and target goals established under our annual bonus plan. Adjusted EBITDA is defined as EBITDA plus loss on extinguishment of debt, equity-based compensation expense, transaction costs, change in fair value of the warrant liability, goodwill impairment, change in fair value of the contingent consideration common shares liability, litigation settlement expense, and certain other non-recurring items of expense or income.

•
Both Cash Flow from Operations and Free Cash Flow increased over the prior year to $480.7 million (from $373.9 million) and $143.2 million (from $(17.6) million), respectively, reflecting improved management of capital expenditures. Free Cash Flow is defined as net cash provided by operating activities, less cash paid for purchase of equipment and other fixed assets.

These achievements were reflected in executive pay outcomes for 2023, aligning with our focus on paying for performance:
•
Annual cash bonuses were primarily based on our Adjusted EBITDA and Free Cash Flow performance. Our 2023 Adjusted EBITDA was between the threshold and target goals, and Free Cash Flow was above the maximum goal. Mr. Parnes’ bonus was based 75% on Adjusted EBITDA performance, 20% on Free Cash Flow performance, and 5% on Compliance objectives (which were achieved at 100% of target), resulting in a payout of 109.6% of the target. All other eligible NEOs’

bonuses were based on a combination Company performance (50% Adjusted EBITDA, 20% Free Cash Flow, and 5% Compliance) and individual objectives (25%), resulting in a payout of 113.0% of target.
•
We made annual awards of performance-vested restricted stock units (“PSUs”) based on Relative TSR in the first quarter of 2023. These awards will vest in the first quarter of 2026, subject to the achievement of performance goals.

•
With the exception of Mr. Barasch, whose compensation reflects his temporary role as our Interim CEO as described below, our NEOs’ realizable pay is substantially lower than their grant-date pay, as indicated in the Pay Versus Performance section on page 80 of this Proxy Statement, reflecting stock price movement during the year.

Executive Transitions
Stephen Griggs
On May 8, 2023, following discussions initiated by the Board, the Company and Mr. Griggs mutually agreed that he would resign as Chief Executive Officer of the Company effective June 30, 2023. In connection with his resignation, the Company entered into a Transition Agreement with Mr. Griggs entitling him to separation benefits consistent with the terms of his employment agreement in the case of a resignation for “good reason.” These benefits included cash severance, a prorated annual cash bonus in respect of 2023 company and individual performance, full vesting of outstanding time-based equity awards and continued eligibility to vest in any outstanding performance-based equity awards without regard to any continued employment or service conditions. Full receipt of these benefits requires Mr. Griggs’ continued compliance with his restrictive covenants, including non-compete and non-solicit covenants that apply for 24 months following the effective date of his resignation and non-disparagement and confidentiality covenants that apply for an indefinite period.
Richard Barasch
Effective July 1, 2023, the Company appointed Mr. Barasch Interim CEO for an initial period of two months. The Compensation Committee approved the following key terms in relation to his pay for this role:
•
A monthly base salary of $262,500; and

•
An award of time-vested RSUs with a grant value of $175,000, with the number of shares determined using a 20-trading day volume weighted average price of the Company’s common stock as of the date immediately prior to the grant date, vesting at the end of the two-month period, subject to his continued service through the applicable vesting date.

In light of unforeseen circumstances with a CEO candidate, and in recognition of the value of Mr. Barasch’s steady leadership in positioning the Company for a smooth transition to a new CEO, the Company extended Mr. Barasch’s appointment as Interim CEO for successive two-month periods effective September 1, 2023, November 1, 2023, January 1, 2024, and March 1, 2024. Each two-month extension of Mr. Barasch’s appointment as Interim CEO contained the same key terms in relation to his compensation: a monthly base salary of $262,500 and an award of time-vesting RSUs with a grant value of $175,000, with the number of shares determined using a 20-trading day volume weighted average price of the Company’s common stock as of the date immediately prior to the grant date, vesting at the end of the two-month period, subject to his continued service through the applicable vesting date.
Mr. Barasch does not participate in the Company’s annual and long-term incentive programs for executive officers, given the interim nature of his role. The Compensation Committee determined Mr. Barasch’s compensation as Interim CEO in consultation with its consultant, ClearBridge, considering market analysis of interim CEO pay levels and design and the target compensation of the prior CEO.
Mr. Barasch has remained Chairman in addition to his service as Interim CEO. During his time serving as Interim CEO, Mr. Barasch is ineligible to receive compensation in connection with his duties as Chairman. The intent of the Board is that such arrangements will remain in place until a new CEO is appointed and commences in the role. Prior to his appointment as Interim CEO, Mr. Barasch received compensation for his service as Chairman in 2023 in the amount of a $30,000 cash retainer, and an award of restricted stock with a grant-date fair value of $253,066, consistent with the Company’s director compensation program.
Mr. Barasch ceased to serve as a member of the Compensation Committee and Chair of the Nominating Committee in connection with his appointment as Interim CEO. In his role as Interim CEO he continues to consult with the Committee on compensation decisions other than those related to his own pay.
Shaw Rietkerk
On March 13, 2023, Mr. Rietkerk was promoted to Chief Operating Officer and the Company agreed to amend his offer letter. The Compensation Committee, after discussions with our then current CEO, determined it to be in the Company’s best interest to amend Mr. Rietkerk’s original employment letter to accurately reflect his new role and better support his long-term retention at the Company. In September 2023 Mr. Shaw’s offer letter was further amended to reflect revised terms to a severance provision. No non-recurring or one-time payments were made in connection with the changes. The terms of Mr. Rietkerk’s new agreements that amend his original employment letter are described further in the section labeled “Narrative to Summary Compensation Table — Executive Employment Agreements.”
Albert Prast
On July 24, 2023, Mr. Prast and the Company entered into a new employment agreement, which governs his continued employment as Chief Technology Officer. The Compensation Committee and our Interim CEO desired for the Company to enter into this new employment agreement with Mr. Prast to ensure his retention during a period of uncertainty for the executive leadership team. No non-recurring or one-time payments were made in connection with the new employment agreement. The terms of Mr. Prast’s new employment agreement are described further in the section labeled “Narrative to Summary Compensation Table — Executive Employment Agreements.”
Compensation at a Glance
Following a significant review and refresh of our executive compensation framework in 2021-2022, our 2023 program was relatively stable and continues to emphasize at-risk, results-driven pay with performance measures focused on key measures of our success in growing profitably and building sustainable value for our stockholders. The high support that our 2023 say-on-pay proposal received, with 98.8% of shares voted cast in favor, was a strong indication that our stockholders are supportive of our approach to executive compensation.
The 2023 target direct compensation mix for our former CEO (Mr. Griggs) prior to his separation, and our President (Mr. Parnes) is illustrated below. The majority (86%) of their target direct compensation is at-risk variable pay, with 72% consisting of equity incentive awards. For all other NEOs in 2023 (excluding Mr. Barasch, given the interim nature of his role) at-risk variable pay represents an average of 77% of the target compensation mix, with an average of 54% consisting of equity incentive awards. Further, our target direct compensation mix is substantially performance-based: 50% of our NEOs’ target direct compensation was tied to the achievement of preset and rigorous performance goals (excluding Mr. Barasch). The key design features are largely consistent across all NEOs, with the exception of Mr. Barasch.

COMPENSATION DESIGN
Compensation Philosophy and Alignment with Strategic Priorities
AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. To be successful in a competitive marketplace, we need to attract and retain talented employees who are aligned to our mission, vision and values, as well as effective leaders in the fast-paced and high-growth environment in which we operate. The Company’s compensation philosophy is to have a program that fully supports the Company’s attraction, retention, and stockholder alignment objectives, with an appropriate balance between achieving short-term results and creating long-term sustainable value for stockholders that reinforces and strengthens the linkage between pay and performance.
Principle	How we achieve this
Link pay with performance
✓
Deliver the majority of an NEO’s pay in the form of at-risk, variable compensation

✓
Provide incentive opportunities that can be earned based on robust, simple, transparent, and holistic measures of enterprise-wide performance (currently Adjusted EBITDA, Free Cash Flow, Compliance, and Relative TSR)

Provide an appropriate mix of fixed and at-risk compensation to attract and retain key talent who thrive in a results-driven environment(1)
✓
Deliver the majority of pay as at-risk and results-driven,(2) accounting for an average of 81% for our NEOs, excluding Mr. Barasch.

✓
Deliver at least 50% of each NEO’s compensation in performance-based pay, defined as annual bonus and PSUs

✓
Use a combination of PSUs and RSUs to balance performance-based pay and retention objectives, while collectively aligning with stockholders’ interests

Set competitive pay levels to effectively attract and retain key talent
✓
Use an appropriate peer group to provide external context that informs pay decisions

✓
Reference the market 50th percentile when setting total direct compensation opportunities (the sum of base salary, target bonus and annual equity awards), with positioning against market informed by a range of factors consistent with the Company’s compensation philosophy(3)

(1)
Pay mix and equity mix percentages based on target compensation packages effective in 2023.

(2)
Results-driven considered as performance-based and/or equity-based compensation, the value of which moves in accordance with our stock price performance.

(3)
The range of factors that the Committee might consider is detailed in the “Use of Market Data” section.

To ensure our executive compensation program appropriately balances pay-for-performance objectives, the Committee has elected to align incentive compensation with the following key metrics:
Performance metric	How this aligns with our strategic priorities
Adjusted EBITDA(1)	✓ Measures our ability to grow profitability ✓ Incentivizes top line growth, prudent investment and cost management that translates to bottom-line value creation for our stockholders
Free Cash Flow(1)
✓
Measures our ability to manage cash from operations after covering purchases of equipment and other fixed assets

✓
Incentivizes prudent capital allocation and cash management that translates to value creation for our stockholders and our ability to manage debt obligations

Compliance	✓ Reflects the importance of operating responsibly, and compliance with the guidelines set forth by the U.S. Department of Health and Human Services
Individual performance	✓ Measures the impact of individual achievements across areas of strategic significance ✓ Aligns outcomes with achievements in areas that contribute to overall company performance
Relative TSR
✓
Aligns with stockholders’ interests

✓
Assesses holistic company performance across all strategic priorities through the eyes of stockholders

✓
Neutralizes impact of macroeconomic events and therefore measures our ability to create superior long-term value relative to peers

(1)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See our Annual Report on Form 10-K for the year ended December 31, 2023 for a reconciliation showing how these metrics are calculated from our consolidated audited financial statements.

Compensation Policies and Practices
In furtherance of good governance, there are a number of policies and practices applicable to NEOs that we embrace.
Practices we follow	Practices we avoid
✓
Align pay outcomes with individual and company performance

✓
Deliver the majority of executive compensation in at-risk pay

✓
Reference 50th percentile of an appropriately sized Peer Group when making compensation decisions

✓
Double-trigger vesting on a change in control

✓
Operate robust share ownership guidelines and share retention requirements

✓
Maintain a compensation recoupment policy compliant with Nasdaq exchange requirements

✓
Engage an independent compensation consultant

No tax gross-ups No discounting or repricing of equity awards No excessive perquisites or benefits No dividends or dividend equivalents are paid on unearned PSUs or RSUs
COMPENSATION GOVERNANCE
Role of the Committee
The Committee, chaired by Brad Coppens, consists of four directors who are independent under Nasdaq listing standards and applicable SEC rules. The Committee is responsible for determining appropriate compensation levels and arrangements for our executive officers and directors, ensuring that our compensation program is consistent with our compensation philosophy and peer company practices. In making these determinations, the Committee considers each executive officer’s individual performance, the recommendations of our CEO, President and Interim CEO, and additional factors, such as the executive officer’s responsibilities, experience level and tenure.
The core duties of the Committee include, but are not limited to:
•
Reviewing and approving annually the Company’s compensation philosophy

•
Reviewing and approving annually the compensation of our CEO and other executive officers, in particular the applicable corporate goals and objectives, evaluating performance in light of such goals and objectives, and determining the resulting compensation;

•
Reviewing our executive compensation policies and plans;

•
Implementing and administering our equity-based compensation plans;

•
Assisting management in complying with our SEC filings;

•
Approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
Producing a report on executive compensation to be included in our annual proxy statement; and

•
Reviewing, evaluating, and recommending changes, if appropriate, to the compensation for our directors.

•
Reviewing and recommending/approving changes, if appropriate, to the Committee charter.

•
Overseeing the Company’s Policy for Recovery of Erroneously Awarded Compensation and determining any actions in accordance with the policy.

Our former CEO, Interim CEO, President and other relevant members of the management team were invited to attend meetings, as applicable, although were not present when matters regarding their own compensation were discussed. The Committee considers their input as it relates to the compensation for other executive officers. The full Committee Charter can be found on the Investor Relations page of our website.
Stockholder Engagement
We are pleased that 98.8% of votes were cast in favor of our say-on-pay resolution at our 2023 Annual Meeting of Stockholders. This annual vote will provide the Committee regular insight into the views of our aggregate stockholder base, complementing feedback received during targeted outreach and informing future discussions on executive compensation program design.
Use of Consultants and Advisors
The Committee has the authority in its charter to retain or obtain the advice of a compensation consultant and other outside advisors. During 2023, the Committee retained ClearBridge as its independent consultant. The Committee assessed ClearBridge’s independence in accordance with SEC requirements and concluded that it continued to meet the criteria for independence.
ClearBridge advised and supported the Committee on various matters including, but not limited to, interim CEO compensation, executive and non-employee director compensation, an annual review of the compensation peer group, incentive design, conducting a compensation risk-assessment, assisting with the development of the share request under the A&R 2019 Plan, the drafting and approval of a compensation recoupment policy, assistance with CD&A drafting, and regularly updating the Committee on market trends, changing practices, and legislation pertaining to compensation. ClearBridge reports directly to the Committee, attends meetings at the Committee’s direction, and with its permission, works with management to gain input and insight.
Use of Market Data
The Committee conducts an annual review of the compensation peer group with ClearBridge, which is subsequently used to inform various decisions related to executive compensation.
How Peer Group companies were selected	How the Peer Group is used
•
US-listed companies in the healthcare services industry, focused on those providing at-home healthcare equipment, services, and medical supplies

•
Comparable size based on revenue (~1/3x – 3x range relative to the Company) and market capitalization (~1/5x – 5x relative to the Company)

•
Competitors for talent

•
Broader factors such as enterprise value, EBITDA, stock price performance, headcount, and peer of peer analysis, were also considered in approving the final Peer Group, but were not primary selection criteria

•
Inform decisions on base salaries, target incentive opportunities and the total target direct compensation opportunity

•
Determine the level of payout in respect of the Relative TSR performance condition

•
Provide perspective on compensation policies and practices observed in relevant companies such as equity vehicles, equity mix, incentive metrics and stock ownership guidelines

During 2023, the compensation peer group was reviewed to inform 2024 compensation decisions. Three companies were removed due to transaction activity or relative size (i.e., Amedisys, Henry Schein and The Pennant Group). Four companies were added to the group (i.e., Alignment Healthcare, DENTSPLY SIRONA, Embecta, and Pediatrix Medical Group) given their relevance and in order to maintain a robust group of comparably sized peers.

2024 Peer Group(1)
Former Peers (2023 only)	Consistent Peers (2023 and 2024)		New Peers (2024 only)
• Amedisys, Inc. • Henry Schein, Inc. • The Pennant Group, Inc.	• Addus HomeCare Corporation • Agiliti, Inc. • AMN Healthcare Services, Inc. • Chemed Corporation • Encompass Health Corporation • The Ensign Group, Inc.	• ModivCare Inc. • Option Care Health, Inc. • Owens & Minor, Inc. • Patterson Companies, Inc. • RadNet, Inc. • Select Medical Holdings Corporation	• Alignment Healthcare, Inc. • DENTSPLY SIRONA Inc. • Embecta Corp. • Pediatrix Medical Group, Inc.
2023 Peer Group(2)

(1)
Established in 2023 to inform 2024 compensation decisions and to be used as the peer group for the relative TSR conditions applicable to 2024 PSU awards.

(2)
Established in 2022 to inform 2023 compensation decisions and were used as the peer group for the relative TSR conditions applicable to 2023 PSU awards.

When insufficient data is available for the Peer Group, the independent consultant provides the Committee with survey data for relevant companies as an alternative and relevant point of reference.
As noted above, one of the primary uses of market data is to inform decisions that the Committee makes as it relates to executive officer compensation levels. In setting individual target direct compensation opportunities, the Committee references the 50th percentile market data for relevant roles in the Peer Group. However, the positioning of an individual’s target compensation relative to market will vary, taking account of a range of factors including: role scope and responsibilities; criticality; performance and potential; the prior experience and pay of the incumbent; internal equity; and company performance.
Compensation and Risk
The Committee has determined that AdaptHealth’s compensation policies and practices do not encourage executives to take excessive risks that are reasonably likely to have a material adverse effect on the Company. The Company maintains several policies that mitigate potential risks related to compensation, which are summarized below.
Stock Ownership Guidelines
AdaptHealth operates stock ownership guidelines to further align the interests of our NEOs, directors and other individuals to whom the guidelines apply, with those of our stockholders. The key features of the guidelines applicable to our NEOs and directors are summarized below.
Required Ownership	• CEO and President: 6x base salary • Other NEOs: 3x base salary
Period to Comply	• Five years from becoming a covered person under the policy
Qualifying Equity Interests
•
Stock owned by the officer, or in which the officer has an interest (e.g., shares that are jointly held with their spouse, or shares held in a trust in which the officer or a family member has an interest)

•
Unvested time-based restricted stock or RSUs

Retention Requirement	• Retention of 50% of the after-tax shares on vesting of any company-issued equity awards, if the applicable guideline is not met within five years

All NEOs covered by the policy are compliant or expected to be compliant within the required timeframe. Mr. Barasch is compliant with the guidelines applicable to directors, requiring stock ownership of at least five times his $100,000 annual retainer for Board service (given the interim nature of his executive role).
Compensation Recovery Policy
The Committee adopted the Policy for Recovery of Erroneously Awarded Compensation, effective October 2, 2023, in accordance with federal securities laws, SEC rules, and Nasdaq listing rules. This policy provides that, in the event of an accounting restatement, covered executives must repay or return the amount of compensation that is granted, earned, or vested based wholly or in part on a financial reporting measure that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. No action was required under the policy during the year.
Insider Trading Policy
Our Insider Trading Policy prohibits those covered by the policy, which includes all of our executive officers and directors, from engaging in short-term trading, short sales, options trading, trading on margin, pledging or hedging transactions. We provide training and distribute periodic reminders to our team members regarding this policy. Any exemption from this requires advance approval from the General Counsel. No exemptions have previously been granted to any executive officer.
2023 COMPENSATION DECISIONS AND OUTCOMES
Compensation of Our Interim CEO
Mr. Barasch was appointed Interim CEO effective July 1, 2023; as discussed above, his appointment has been extended in two-month increments since that time. In connection with his initial appointment as Interim CEO and with each successive two-month extension, Mr. Barasch received a base salary at a rate of $262,500 per month and an award of restricted stock units with a grant value of $175,000, which vest at the end of the applicable two-month period, subject to his continued service through the applicable vesting date. Mr. Barasch is not eligible for any additional compensation for his role as a member of the Board during his term as Interim CEO.
Compensation of Our Other NEOs
Base Salary
Base salary is fixed cash compensation provided to our NEOs (other than Mr. Barasch) to reflect their day-to-day responsibilities taking into account, among other things, role scope and performance. No changes were made to base salaries in 2023 for executives who were also NEOs in 2022.
Executive	2023 Base Salary
Jason Clemens	$520,000
Joshua Parnes	$625,000
Albert Prast	$450,000
Shaw Rietkerk(1)	$400,000
Stephen Griggs(2)	$625,000

(1)
Mr. Rietkerk was promoted to Chief Operating Officer effective March 13, 2023. Mr. Rietkerk did not receive a salary increase for 2023 in connection with this promotion.

(2)
The amount for Mr. Griggs reflects his annual base salary in effect immediately prior to his separation and does not reflect the actual base salary paid to him during 2023.

Annual Incentives
The annual bonus plan enables the Committee to incentivize and reward NEOs (other than Mr. Barasch) for the achievement of financial and individual performance that drives AdaptHealth’s overall results. The plan contains a Company performance component and, for eligible NEOs other than Mr. Parnes, an assessment of individual performance.
Metric and Associated Weighting	Joshua Parnes	Other Eligible NEOs
FY2023 Adjusted EBITDA	75%	50%
FY2023 Free Cash Flow	20%	20%
FY2023 Compliance Assessment	5%	5%
Individual Performance	—	25%
Adjusted EBITDA and Free Cash Flow have pre-established threshold, target and maximum goals and pre-approved guidelines for adjustments. Payout opportunities range from 50% of target for threshold performance to 200% of target for maximum performance (with no payout for performance below threshold). Achievement against the Compliance metric is determined following a recommendation by the Compliance Committee based on its assessment of Company compliance. The payout opportunity in respect of the Compliance metric is capped at target.
Individual performance goals are weighted at 25%, except for Mr. Parnes, who does not have an individual performance element. Individual performance outcomes can range from 0% to 200% of target. Executives developed individual objectives, subject to review by the Interim CEO and the Compensation Committee. At the end of 2023, executives conducted self-assessments against their objectives for the Interim CEO’s review. The Interim CEO developed recommended payouts for each NEO based on his review, for the Compensation Committee’s review and approval.
In the first quarter of 2024, the Committee completed its assessment of company performance with reference to goals established in the first quarter of 2023. Provided below are the Adjusted EBITDA and Free Cash Flow goals for FY2023.
	Below Threshold	Threshold	Target	Maximum	Actual	Payout
Adjusted EBITDA	< $621M	$621M	$690M	$759M	$670.8M	86%
Free Cash Flow	< $89.6M	$89.6M	$112.0M	$134.4M	$143.2M	200%
Payout (% of target)(1)	0%	50%	100%	200%	(2)	(2)

(1)
For performance between goals, straight-line interpolation was applied.

(2)
Varies by eligible NEO.

The Compliance goal was deemed to have been satisfied in accordance with expectations and achieved at 100% of target, reflecting the Compliance Committee’s recommendation which was based on a holistic review of the Company’s overall compliance during the year.
Having reviewed performance relative to their individual objectives and the recommendation of the Interim CEO, the Committee determined that each eligible NEO achieved their 2023 individual performance goals at 100% of target.
Combining company performance and individual performance, the following aggregate outcomes were approved for 2023 at 113.04% of target for eligible NEOs (other than Mr. Parnes), and 109.56% of target for Mr. Parnes, whose bonus is tied to Company performance only.
Executive	Target Bonus (% of salary)	Target Bonus	Company Performance Achievement	Individual Performance Achievement	2023 Actual Bonus
Jason Clemens	100%	$520,000	117.4%	100%	$587,808
Joshua Parnes	100%	$625,000	109.6%	—	$684,750
Albert Prast	100%	$450,000	117.4%	100%	$508,680
Shaw Rietkerk	100%	$400,000	117.4%	100%	$452,160
Stephen Griggs(1)	100%	$308,219	117.4%	100%	$348,411

(1)
Pursuant to his separation agreement, Mr. Griggs was entitled to a prorated 2023 annual bonus. In August 2023, Mr. Griggs received $77,055 of his prorated bonus based on the Compensation Committee’s assessment of his individual performance through his June 30, 2023 separation date. The remaining $271,356 of his prorated bonus was determined based on the achievement of weighted Company financial performance metrics for 2023 on a basis consistent with the other NEOs.

Long-Term Incentives
Annual equity awards to our NEOs (other than Mr. Barasch) are made in an equal combination of PSUs and RSUs. The number of shares is determined by dividing the target grant value by a 20-trading day volume weighted average price of the Company’s common stock as of the date immediately prior to the grant date. In 2023, consistent with prior-year practice of making grants on or around February 1, the number of shares were determined as of February 1, 2023, with the grant formally being approved on March 8, 2023 by the Compensation Committee. As a result of the change in stock price between the date used to determine the number of shares and the date on which the grant was approved on March 8, 2023, the grant date fair value was lower than the target value of the award. PSUs can be earned based on three-year Relative TSR performance versus our Peer Group, and RSUs vest ratably in equal installments on the first, second and third anniversary of the date of grant. Awards of PSUs and RSUs are subject to the recipient’s continuing employment through each vesting date. Our Relative TSR goals for PSUs are shown below.
	Below Threshold	Threshold	Target	Maximum
Relative TSR rank	<25th Percentile	25th Percentile	50th Percentile	≥75th Percentile
Payout (% target)(1)	0%	50%	100%	200%

(1)
For performance between goals straight-line interpolation will be applied. For performance below threshold (i.e., ranking below the 25th percentile relative to peers), no vesting will occur.

		Equity Mix
Executive	Target Equity Value	PSUs	RSUs
Jason Clemens	$1,500,000	50%	50%
Joshua Parnes	$3,250,000	50%	50%
Albert Prast	$1,000,000	50%	50%
Shaw Rietkerk	$800,000	50%	50%
Stephen Griggs	$3,250,000	50%	50%
No awards of PSUs concluded their performance period or were earned or vested during the year ended December 31, 2023. Our first award of PSUs based on Relative TSR were granted in the first quarter of 2022 and will vest in the first quarter of 2025, subject to achievement of performance goals.

Benefits and Perquisites
Our NEOs are eligible to participate in employee benefit programs available to our employees generally, subject to the terms and conditions of such plans as may be in place from time to time.
Benefit	Key Features
Health & Welfare Plans	✓ Medical, dental, vision, life, disability, health and dependent care flexible spending accounts ✓ Accidental death and dismemberment benefit plans
Retirement Benefits
✓
Employer sponsored 401(k) plan through one of our subsidiaries

✓
Company match is 100% on the first 1% of an employee’s contribution, and 50% on the next 2% with maximum employee contributions and employer matches subject to annual federal limits

✓
Employees are 100% vested on pre-tax deferrals when contributed and participants age 50 or older may contribute additional catch-up contributions based on statutory limits

Non-qualified Deferred Compensation Plan	✓ This new plan became effective January 1, 2024 ✓ Deferrals and distributions are made in accordance with the terms of the plan and Section 409A
In addition, Mr. Parnes and Mr. Clemens are entitled to reimbursement of automobile expenses of up to $1,500 per month for Mr. Parnes and $1,000 per month for Mr. Clemens, pursuant to his employment agreement.

ADDITIONAL INFORMATION
Tax and Accounting Considerations
Under Code Section 162(m), a publicly held corporation cannot take a federal income tax deduction for compensation exceeding $1 million per person in any taxable year for its chief executive officer, chief financial officer and other three most highly compensated executive officers (each, a “Covered Person”). In addition, once an individual becomes a Covered Person for any taxable year, that individual will remain a Covered Person for all future years, including following any termination of employment.
While our Board considers the anticipated tax treatment to AdaptHealth and our executive officers as one factor when reviewing our executive compensation and other compensation programs, our Board also looks at other factors in making its decisions, as noted above, and retains full authority to approve compensation arrangements for our executive officers that are not fully deductible under Section 162(m) when it believes that other considerations outweigh the tax deductibility of the compensation.
Compensation Committee Report
The Committee has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management. Based on this review and discussions, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.
Brad Coppens — Chair
Greg Belinfanti
David Williams
Dale Wolf

EXECUTIVE COMPENSATION
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our NEOs during the fiscal years ended December 31, 2023, 2022 and 2021.
Summary Compensation Table
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation(4)(5) ($)	Total ($)
Richard Barasch(6) Interim Chief Executive Officer	2023	1,491,477	—	743,274	—	—	30,432	2,265,183
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Jason Clemens Chief Financial Officer	2023	520,000	—	1,256,827	—	587,808	18,780	2,383,415
	2022	520,000	—	1,707,204	—	331,916	18,280	2,577,400
	2021	446,111	—	1,872,734	—	483,250	18,612	2,820,707
Joshua Parnes President	2023	625,000	—	2,723,154	—	684,750	18,180	4,051,084
	2022	625,000	—	3,698,882	—	398,938	18,120	4,740,940
	2021	527,778	—	496,036	2,299,462	650,000	4,654	3,977,930
Albert Prast Chief Technology Officer	2023	450,000	—	837,896	—	508,680	792	1,797,368
	2022	450,000	—	1,138,121	—	287,235	792	1,876,148
	2021	380,769	—	2,727,129	—	375,750	—	3,483,648
Shaw Rietkerk(6) Chief Operating Officer	2023	400,000	—	670,324	—	452,160	6,780	1,529,264
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Stephen Griggs Former Chief Executive Officer	2023	324,519	—	7,257,900	—	348,411	2,506,989	10,437,819
	2022	625,000	—	3,698,882	—	398,938	1,524	4,724,344
	2021	490,385	—	496,036	2,299,462	650,000	—	3,935,883

(1)
The amounts reported in this column reflect the annual base salaries for each of Messrs. Clemens, Parnes and Prast, effective October 8, 2021, and for Mr. Rietkerk, effective January 1, 2023. Mr. Griggs resigned from the Company effective June 30, 2023. Mr. Barasch’s base salary is paid at the rate of $262,500 per month in connection with each of his successive two-month terms as the Company’s Interim CEO, pursuant to a letter agreement effective as of July 1, 2023. For additional information, please see “— Narrative to Summary Compensation Table-Executive Employment Agreements” below.

(2)
The amounts reported in this column for 2023, except as otherwise noted in this footnote 2, represent the aggregate grant-date fair value of the restricted stock units granted during the fiscal year ended December 31, 2023, which was determined in accordance with FASB ASC 718. These amounts reflect the grant-date fair value of the restricted stock units for accounting purposes and do not represent the actual economic value that may be realized by each NEO. There can be no assurance that these amounts will ever be realized. See note 11, Stockholders’ Equity, to our consolidated financial statements for the fiscal year ended December 31, 2023 to our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used to calculate these values.

The amount for Mr. Griggs reflects the sum of (i) the original grant fair value of his 2023 stock award which equals $2,723,154 plus (ii) the incremental fair value of his modified stock awards, which equals $4,534,746. Pursuant to the Transition Agreement entered into with Mr. Griggs on May 8, 2023, which is described in more detail under the section labeled, “Potential Payments Upon Termination or Change in Control,” Mr. Griggs’ outstanding stock awards were modified to accelerate his time-based awards and remove the continued employment condition to vest in his performance-based awards, and as a result, the table above includes the incremental fair value of his modified awards as of his June 30, 2023 separation date, determined in accordance with FASB ASC 718. The amount for Mr. Barasch reflects the sum of (i) aggregate grant-date fair value of each award of restricted stock units granted in connection with each of the three successive two-month terms for which Mr. Barasch agreed to serve as the Company’s Interim CEO and (ii) the annual equity grant that he received for service as a director prior to his commencement as Interim CEO.
(3)
The amounts reported in this column for 2023 represents the annual performance-based incentive compensation earned with respect to 2023 by each NEO. The annual performance-based incentive compensation was paid in the first quarter of 2024. For additional information, please see “Compensation Discussion & Analysis — 2022 Compensation Decisions and Outcomes — Annual Incentives” above.

(4)
The amounts reported as earned by each NEO in this column for 2023 represent the following: (i) for Mr. Barasch, $30,000 relating to cash compensation received for 2023 in connection with his service as a board member and $432 in life insurance premiums; (ii) for Mr. Clemens, $180 in life insurance premiums, $12,000 in automobile expense and an employer matching contribution to the Company’s 401(k) plan equal to $6,600; (iii) for Mr. Parnes, $180 in life insurance premiums and $18,000 in automobile expenses; (iv) for Mr. Prast, $792 in life insurance premiums; (v) for Mr. Rietkerk, $180 in life insurance premiums and an employer matching contribution to the Company’s 401(k) plan equal to $6,600; and (vi) for Mr. Griggs, $349 in life insurance premiums, an employer matching contribution to the Company’s 401(k) plan equal to $6,600, and $2,500,000 cash severance in connection with Mr. Griggs’ separation from the Company, effective June 30, 2023.

(5)
Prior to his commencement as Interim CEO, Mr. Barasch served as a director on our board of directors and was not employed by the Company in the years ended December 31, 2021 and 2022 and therefore was not a NEO in those years. Mr. Rietkerk was not a NEO of the Company in the years ended December 31, 2022 and 2021.

Grants of Plan-Based Awards Table
The following table sets forth grants of plan-based awards to our NEOs as of December 31, 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Richard Barasch	June 22, 2023	—	—	—	—	—	—	25,614	—	—	253,066
	June 26, 2023	—	—	—	—	—	—	17,143	—	—	161,658
	August 29, 2023	—	—	—	—	—	—	13,698	—	—	164,650
	November 1, 2023	—	—	—	—	—	—	22,891	—	—	163,900
Jason Clemens	March 8, 2023	260,000	520,000	1,040,000	—	—	—	—	—	—	—
	March 8, 2023	—	—	—	17,985	35,971	71,942	—	—	—	719,420
	March 8, 2023	—	—	—	—	—	—	35,971	—	—	537,407
Joshua Parnes	March 8, 2023	312,500	625,000	1,250,000	—	—	—	—	—	—	—
	March 8, 2023	—	—	—	38,969	77,938	155,876	—	—	—	1,558,760
	March 8, 2023	—	—	—	—	—	—	77,938	—	—	1,164,394
Albert Prast	March 8, 2023	225,000	450,000	900,000	—	—	—	—	—	—	—
	March 8, 2023	—	—	—	11,990	23,981	47,962	—	—	—	479,620
	March 8, 2023	—	—	—	—	—	—	23,981	—	—	358,276
Shaw Rietkerk	March 8, 2023	200,000	400,000	800,000	—	—	—	—	—	—	—
	March 8, 2023	—	—	—	9,592	19,185	38,370	—	—	—	383,700
	March 8, 2023	—	—	—	—	—	—	19,185	—	—	286,624
Stephen Griggs	March 8, 2023	312,500	625,000	1,250,000	—	—	—	—	—	—	—
	March 8, 2023	—	—	—	38,969	77,938	155,876	—	—	—	1,558,760
	March 8, 2023	—	—	—	—	—	—	77,938	—	—	1,164,394
	May 8, 2023	—	—	—	—	—	—	132,350	—	—	1,610,699
	May 8, 2023	—	—	—	40,809	81,617	163,234	—	—	—	1,369,913
	May 8, 2023	—	—	—	38,969	77,938	155,876	—	—	—	1,554,134

(1)
Equity awards granted March 8, 2023 were made pursuant to the 2019 Stock Incentive Plan. Annual cash bonus opportunities approved by the compensation committee on March 8, 2023 were made pursuant to the Company’s annual bonus plan. The equity award granted to Mr. Barasch on June 22, 2023 was granted in connection with Mr. Barasch’s service as a board member of the Company and was made pursuant to the 2019 Stock Incentive Plan. The equity awards granted to Mr. Barasch on each of June 26, 2023, August 29, 2023 and November 1, 2023 were granted in connection with Mr. Barasch’s Interim CEO Agreement and were made pursuant to the 2019 Stock Incentive Plan.

(2)
Shares of restricted stock units reported in this column are earned based upon the achievement of certain relative total shareholder return goals as defined, and, if earned, vest on February 1, 2026.

(3)
For each of Messrs. Clemens, Parnes, Prast and Rietkerk, shares of restricted stock units reported in this column are eligible to vest 1/3rd on each of the first, second and third anniversaries of February 1, 2023. For Mr. Barasch, the shares of restricted stock units granted on June 26, 2023, August 29, 2023 and November 1, 2023 were vested as of August 31, 2023, October 31, 2023 and December 31, 2023, respectively.

(4)
The amounts reported in this column , except as otherwise noted in this footnote 4,represents the aggregate grant-date fair value of the shares of restricted stock units granted during the fiscal year ended December 31, 2023, which was determined in accordance with FASB ASC 718. These amounts reflect the grant-date fair value of the shares of restricted stock units for accounting purposes and do not represent the actual economic value that may be realized by each NEO. There can be no assurance that these amounts will ever be realized. See note 11, Stockholders’ Equity, to our consolidated financial statements for the fiscal year ended December 31, 2023 to our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used to calculate these values. The equity awards that are shown as being granted to Mr. Griggs on May 8, 2023 reflect the incremental fair value of his modified stock awards pursuant to the Transition Agreement entered into with Mr. Griggs on May 8, 2023, which is described in more detail under the section labeled, “Potential Payments Upon Termination or Change in Control,” in which Mr. Griggs’ outstanding stock awards were modified to accelerate his time-based awards and remove the continued employment condition to vest in his performance-based awards, and as a result, the table above includes the incremental fair value of his modified awards as of his June 30, 2023 separation date ($1,610,699 relating to the incremental modified fair value of his time-based awards and $2,924,047 relating to the incremental modified fair value of his performance-based awards), determined in accordance with FASB ASC 718.
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Employment Agreements
Certain of the compensation paid to our NEOs reflected in the summary compensation table was provided pursuant to employment agreements with the Company or one of its subsidiaries, which are summarized below. For a discussion of the severance pay and other benefits to be provided to our NEOs in connection with a termination of employment and/or a change in control, please see “Potential Payments Upon Termination or Change In Control” below. Please also see “Compensation Discussion & Analysis-Compensation at a Glance” above for an explanation of the amount of salary and bonus in proportion to total compensation for our NEOs.
Richard Barasch.   Mr. Barasch is party to a letter agreement with the Company, dated June 26, 2023, as amended and extended as of August 29, 2023, October 26, 2023, and December 21, 2023,pursuant to which Mr. Barasch agreed to serve as the Company’s Interim Chief Executive Officer of the Company, in successive two-month terms commencing on July 1, 2023. During the period of his employment as Interim CEO, Mr. Barasch is entitled to receive a base salary at a rate of $262,500 per month. Mr. Barasch is eligible to participate in the Company’s employee benefit programs offered to similarly situated employees. In connection with each two-month period, Mr. Barasch received a grant of restricted stock units covering a number of shares of the Company’s Common Stock with an aggregate grant date fair value of $175,000, which vest on at the end of each two-month period (on August 31, 2023, October 31, 2023 and December 31, 2023, respectively), subject to continued service through the applicable vesting date.
Jason Clemens.   Mr. Clemens is party to an employment agreement with the Company, dated May 1, 2020, pursuant to which Mr. Clemens is entitled to receive an annual base salary, currently $520,000 (which amount is subject to increase from time to time) and is eligible to receive a target annual incentive bonus equal to 100% of his base salary based on the achievement of annual Company and individual performance objectives for the applicable fiscal year, subject to continued employment through the applicable payment date. Mr. Clemens is also eligible to participate in the Company’s employee benefit programs offered to similarly situated employees, to receive annual equity incentive grants with a target grant date value of $600,000, subject to the approval of, and terms and conditions established by, the Committee, and to receive a monthly automobile allowance in the amount of $1,000. In connection with his employment agreement, Mr. Clemens entered into a restrictive covenant agreement, which includes a 12-month post-termination non-compete, a 12-month post-termination non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates.
Joshua Parnes.   Mr. Parnes is party to an employment agreement with the Company, dated March 20, 2019, pursuant to which Mr. Parnes is entitled to receive an annual base salary, currently $625,000 (which amount is subject to increase from time to time) and is eligible to receive a target annual incentive bonus, currently equal to 100% of his base salary, based on the achievement of annual Company and individual performance objectives for the applicable fiscal year, subject to continued employment through the applicable payment date. Mr. Parnes is also eligible to participate in the Company’s employee benefit programs offered to similarly situated employees. In connection with his employment agreement, Mr. Parnes entered into a restrictive covenant agreement, which includes a 24-month post-termination non-compete, a 24-month post-termination non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates. In addition, the Company also provides Mr. Parnes with a monthly automobile allowance in the amount of $1,500.
Albert Prast.   Mr. Prast is party to an employment agreement with the Company, dated July 24, 2023 (which superseded Mr. Prast’s prior employment agreement with AeroCare Holdings, Inc., dated April 21, 2014), pursuant to which Mr. Prast is entitled to receive an annual base salary, currently $450,000 (which amount is subject to increase from time to time), and is eligible to receive a target annual incentive bonus, currently equal to 100% of base salary, based on the achievement of annual Company and individual performance objectives for the applicable fiscal year, subject to continued employment through the applicable payment date. Mr. Prast is also eligible to participate in the Company’s employee benefit programs offered to similarly situated employees. In connection with his employment agreement, Mr. Prast entered into a restrictive covenant agreement, which includes an 18-month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates.
Shaw Rietkerk.   Mr. Rietkerk is party to an employment letter with the Company, dated August 3, 2020 (as amended by letter agreements dated April 28, 2023, September 22, 2023, and December 18, 2023), pursuant to which Mr. Rietkerk is entitled to receive an annual base salary, currently $400,000 (which amount is subject to increase from time to time), and is eligible to receive a target annual incentive bonus, currently equal to 100% of base salary, based on the achievement of annual Company and individual performance objectives for the applicable fiscal year, subject to continued employment through the applicable payment date. In connection with his employment letter, Mr. Rietkerk entered into a restrictive covenant agreement, which includes a 12-month post-termination non-compete, a 12-month post-termination non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates.
Stephen Griggs.   Mr. Griggs resigned as the Chief Executive Officer upon mutual agreement with the Company effective June 30, 2023. The Company entered into a Transition Agreement with Mr. Griggs on May 8, 2023, which is described in more detail under the section labeled, “Potential Payments Upon Termination or Change in Control.” Prior to the termination of his employment, Mr. Griggs was party to an employment agreement with the Company, dated February 2, 2021, pursuant to which Mr. Griggs was entitled to receive an annual base salary of $625,000, and was eligible to receive a target annual incentive bonus equal to 100% of his base salary based on the achievement of annual Company and individual performance objectives for the applicable fiscal year, subject to continued employment through the applicable payment date. Mr. Griggs was also eligible to participate in the Company’s employee benefit programs offered to similarly situated employees. In connection with his employment agreement, Mr. Griggs entered into a restrictive covenant agreement, which includes a 24-month post-termination non-compete, a 24-month post-termination non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates.
Stock Incentive Plan
The Company maintains the Amended and Restated 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan” or “Plan”), which was originally adopted by the Board on October 14, 2019 and approved by our stockholders on November 7, 2019, and subsequently amended and restated in its current form as adopted by the Board on June 21, 2021 and approved by our stockholders on July 27, 2021. Pursuant to the Plan, the Committee may award a broad variety of incentive equity, including options to purchase shares of the Company, shares of restricted stock, and restricted stock units. Awards are subject to the terms and conditions of the applicable award agreement entered into with a recipient at the time of grant and the terms and conditions of the Plan.

March 2023 Awards.   On March 8, 2023, the Committee approved the grants of restricted stock units (“RSUs”) to the NEOs (other than Mr. Barasch) pursuant to the Plan and the applicable form of award agreement, with the vesting commencement date as of February 1, 2023. One-half of the RSUs are subject to time-based vesting criteria and are eligible to vest 1/3rd on each of the first three anniversaries of February 1, 2023, subject to the executive’s continued employment through each applicable vesting date. The other half of the RSUs are subject to performance-based vesting criteria and are eligible to vest in the first quarter of 2026 subject to the achievement of relative total shareholder return metrics compared to peer companies over the performance period ending on February 1, 2026, with the percentage of RSUs that vest equal to (i) 50% for performance at the 25th percentile, (ii) 100% for performance at the 50th percentile, and (iii) 200% for performance at the 75th percentile, with linear interpolation between performance threshold. No portion of the RSUs that are subject to performance-based vesting criteria will vest in the event that performance is below the 25th percentile.
Health and Welfare Plan
Our NEOs are generally eligible to participate in the employee benefit plans, including medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans maintained by the Company or one of our subsidiaries, in each case on the same basis as all of our other employees.
Retirement Plan
One of our subsidiaries sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of our employees, including our NEOs. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and, participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed. We currently make an employer matching contribution of 100% on the first 1% of an employee’s contribution and 50% on the next 2% of an employee’s contribution.

Outstanding Equity Awards at Fiscal Year End Table
The following table sets forth outstanding equity awards held by each of our NEOs as of December 31, 2023.
		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Richard Barasch	June 22, 2023(1)	—	—	—	—	25,614	186,726
Jason Clemens	January 28, 2021(2)	—	—	—	—	6,931	50,527
	May 20, 2021(3)	—	—	—	—	2,168	15,805
	October 11, 2021(4)	—	—	—	—	13,453	98,072
	February 1, 2022(5)	—	—	—	—	25,114	183,081
	February 1, 2022(6)	—	—	—	—	37,670	274,614
	March 8, 2023(7)	—	—	—	—	35,971	262,229
	March 8, 2023(8)	—	—	—	—	35,971	262,229
Joshua Parnes	November 21, 2019	833,334	—	11.50	November 21, 2029	—	—
	January 28, 2021(9)	44,400	22,200	42.61	January 28, 2026	—	—
	January 28, 2021(9)	51,800	25,900	48.17	January 28, 2026	—	—
	January 28, 2021(9)	60,060	30,030	53.72	January 28, 2026	—	—
	May 20, 2021(3)	—	—	—	—	2,550	18,590
	October 11, 2021(4)	—	—	—	—	4,420	32,222
	February 1, 2022(5)	—	—	—	—	54,412	396,663
	February 1, 2022(6)	—	—	—	—	81,617	594,988
	March 8, 2023(7)	—	—	—	—	77,938	568,168
	March 8, 2023(8)	—	—	—	—	77,938	568,168
Albert Prast	January 28, 2021(5)	—	—	—	—	25,000	182,250
	January 28, 2021(2)	—	—	—	—	3,577	26,076
	February 1, 2021(10)	135,443	—	2.69	April 20, 2024	—	—
	February 1, 2021(10)	180,021	—	8.50	March 1, 2030	—	—
	February 1, 2021(10)	89,451	—	4.38	August 1, 2026	—	—
	May 20, 2021(3)	—	—	—	—	1,913	13,946
	October 11, 2021(4)	—	—	—	—	2,122	15,469
	February 1, 2022(5)	—	—	—	—	16,742	122,049
	February 1, 2022(6)	—	—	—	—	25,113	183,074
	March 8, 2023(7)	—	—	—	—	23,981	174,821
	March 8, 2023(8)	—	—	—	—	23,981	174,821
Shaw Rietkerk	November 21, 2019	208,333	—	11.50	November 21, 2029	—	—
	March 3, 2020(11)	—	—	—	—	15,734	114,701
	January 28, 2021(2)	—	—	—	—	2,907	21,192
	May 20, 2021(3)	—	—	—	—	1,658	12,087
	October 11, 2021(4)	—	—	—	—	319	2,326
	February 1, 2022(5)	—	—	—	—	6,948	50,651
	February 1, 2022(6)	—	—	—	—	10,422	75,976
	March 8, 2023(7)	—	—	—	—	19,185	139,859
	March 8, 2023(8)	—	—	—	—	19,185	139,859
Stephen Griggs	February 1, 2022(6)	—	—	—	—	81,617	594,988
	March 8, 2023(8)	—	—	—	—	77,938	568,168

(1)
Represents a grant of restricted stock eligible to vest 100% upon the occurrence of our 2024 annual meeting of stockholders.

(2)
Represents a grant of restricted stock eligible to vest on January 1, 2024. For additional information, see “— Narrative to Summary Compensation Table — Long-Term incentives — 2019 Stock Incentive Plan” above.

(3)
Represents grants of restricted stock eligible to vest on February 29, 2024. For additional information, see “— Narrative to Summary Compensation Table — Long-Term incentives — 2019 Stock Incentive Plan” above.

(4)
Represents a grant of restricted stock eligible to vest on October 11, 2024. For additional information, see “— Narrative to Summary Compensation Table — Long-Term incentives — 2019 Stock Incentive Plan” above.

(5)
Represents grants of restricted stock units eligible to vest 50% on each of February 1, 2024 and February 1, 2025. For additional information, see “— Narrative to Summary Compensation Table — Long-Term incentives — 2019 Stock Incentive Plan”

(6)
Represents grants of restricted stock units eligible to vest on February 1, 2025 based upon the achievement of certain total shareholder goals, as defined. For additional information, see “— Narrative to Summary Compensation Table — Long-Term incentives — 2019 Stock Incentive Plan” above.

(7)
Represents grants of restricted stock units eligible to vest 1/3rd on each of the first, second and third anniversaries of February 1, 2023. For additional information, see “— Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Long-Term Incentives — 2019 Stock Incentive Plan” above.

(8)
Represents grants of restricted stock units eligible to vest on February 1, 2026 based upon the achievement of certain total shareholder goals, as defined. For additional information, see “— Narrative to Summary Compensation Table — Long-Term incentives — 2019 Stock Incentive Plan” above.

(9)
The amounts in the Unexercisable column represent grants of stock options eligible to vest on January 28, 2024. For additional information, see “— Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Long-Term Incentives-2019 Stock Incentive Plan” above.

(10)
Represents Company options substituted for previously granted AeroCare options in connection with the AeroCare transaction.

(11)
Represents grant of restricted stock eligible to vest on March 1, 2024. For additional information, see “— Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Long-Term Incentives — 2019 Stock Incentive Plan” above.

(12)
As of December 31, 2023, the fair market value of a share of our Common Stock was $7.29.

Option Exercises and Stock Vested Table
The following table sets forth information concerning the vesting of stock awards held by our NEOs and stock option exercises by our NEOs during the fiscal year ended December 31, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard Barasch(1)	—	—	68,702	626,649
Jason Clemens(2)	—	—	54,913	792,223
Joshua Parnes(3)	—	—	34,174	655,715
Albert Prast(4)	200,000	2,297,560	28,482	561,972
Shaw Rietkerk(5)	—	—	24,090	397,439
Stephen Griggs(6)	1,341,770	4,393,180	164,655	2,371,721

(1)
Represents shares of restricted stock that vested on June 21, 2023, August 31, 2023, October 31, 2023 and December 31, 2023, on which dates the fair market value of a share of our Common Stock was $10.39, $11.93, $7.33 and $7.26, respectively. Mr. Barasch received a total of 52,568 shares of our Common Stock in connection with the net settlement of his vested stock awards to cover required tax withholding obligations.

(2)
Represents shares of restricted stock units that vested on January 1, 2023, February 1, 2023, February 28, 2023, July 13, 2023 and October 11, 2023, on which dates the fair market value of a share of our Common Stock was $19.34, $21.38, $15.99, $12.81 and $7.54, respectively. Mr. Clemens received a total of 38,818 shares of our Common Stock in connection with the net settlement of his vested stock awards to cover required tax withholding obligations.

(3)
Represents shares of restricted stock units that vested on February 1, 2023, February 28, 2023 and October 11, 2023, on which dates the fair market value of a share of our Common Stock was $21.38, $15.99 and $7.54, respectively. Mr. Parnes received a total of 22,085 shares of our Common Stock in connection with the net settlement of his vested stock awards to cover required tax withholding obligations.

(4)
For Option Awards, represents the number of stock options exercised at an exercise price of $2.69 per share, and shares of our Common Stock received on August 10, 2023, on which date the fair market value of a share of our Common Stock was $14.18. For Stock Awards, represents shares of restricted stock units that vested on January 1, 2023, February 1, 2023, February 28, 2023 and October 11, 2023, on which dates the fair market value of a share of our Common Stock was $19.34, $21.38, $15.99 and $7.54, respectively. Mr. Prast received a total of 20,917 shares of our Common Stock in connection with the net settlement of his vested stock awards to cover required tax withholding obligations.

(5)
Represents shares of restricted stock units that vested on January 1, 2023, February 1, 2023, February 28, 2023, March 1, 2023 and October 11, 2023, on which dates the fair market value of a share of our Common Stock was $19.34, $21.38, $15.99, $15.13 and $7.54, respectively. Mr. Rietkerk received a total of 24,090 shares of our Common Stock in connection with the net settlement of his vested stock awards to cover required tax withholding obligations.

(6)
For Option Awards, represents (1) 559,071 stock options exercised at an exercise price of $4.38 per share on May 8, 2023 on which date the fair market value of a share of our Common Stock was $11.86, and (2) 782,699 stock options exercised at an exercise price of $8.50 per share on September 27, 2023 on which date the fair market value of a share of our Common Stock was $8.77. Mr. Griggs received a total of 228,466 shares of our Common Stock in connection with these stock option exercises after considering certain shares that were forfeited to cover the required option exercise cost and tax obligations. For Stock Awards, represents shares of restricted stock units that vested on February 1, 2023, February 28, 2023 and June 30, 2023, on which dates the fair market value of a share of our Common Stock was $21.38, $15.99 and $12.17, respectively. Mr. Griggs received a total of 142,826 shares of our Common Stock in connection the net settlement of his vested stock awards to cover required tax withholding obligations.

Pension Benefits
We do not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits.
Non-Qualified Deferred Compensation
On November 17, 2023 the Company adopted the AdaptHealth Non-Qualified Deferred Compensation Plan (the “NQDC Plan”), an unfunded, non-qualified deferred compensation plan. Participation in the NQDC Plan is limited to a select group of management and highly compensated employees, including NEOs of the Company. The NQDC Plan was effective as of January 1, 2024, and as of December 31, 2023, there were no participant contributions to the NQDC Plan.

Potential Payments Upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide (or, in the case of Mr. Griggs, are currently providing) to our NEOs in connection with certain terminations of employment and/or change in control of the Company.
Severance Pay & Benefits
Other than as set forth below, and specifically excluding any benefits under employee benefit plans generally available to our employees, we did not offer or have in place for our NEOs any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control as of December 31, 2023 (other than those set forth in Mr. Griggs’ transition agreement as noted below).
Richard Barasch.   Pursuant to his letter agreement and due to the interim nature of his role, Mr. Barasch is not entitled to receive any severance benefits upon a termination of employment for any reason.
Jason Clemens.   Pursuant to his employment agreement, if Mr. Clemens’ employment is terminated by the Company without “cause” or by Mr. Clemens for “good reason” (as such terms are defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Clemens is entitled to entitled to receive (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination and any accrued but unused vacation or other paid time off, (ii) continued payment of base salary for a period of 12-months following such date of termination, (iii) an amount equal to his then-current target annual bonus, prorated for the number of days Mr. Clemens was employed during the year of termination, payable on the regular payment date for annual bonuses earned by the Company’s senior management, and, in the event of his resignation for “good reason,” (iv) continued employee benefits and automobile allowance for the period of salary continuation.
Joshua Parnes.   Pursuant to his employment agreement, if Mr. Parnes’ employment is terminated by the Company without “cause” or by Mr. Parnes for “good reason” (as such terms are defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Parnes is entitled to receive (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (ii) continued payment of base salary for a period of 24-months following such date of termination, and (iii) an amount equal to two times his then-current target annual bonus, payable in substantially equal installments during the 24-month period following such date of termination in accordance with regular payroll practices.
Albert Prast.   Pursuant to his employment agreement, if Mr. Prast’s employment is terminated by the Company without “cause” or by Mr. Prast for “good reason” (as such terms are defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Prast is entitled to receive (i) continued payment of base salary for the period commencing on such date of termination and ending on the later to occur of (x) the second anniversary of the July 24, 2023 effective date of the employment agreement, and (y) the date that is nine months immediately following the date of such termination, (ii) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, and (iii) payments directly to or on behalf of Mr. Prast of an amount equal to the full monthly COBRA premium cost for a period of 9 months following such date of termination. If Mr. Prast resigns without good reason with not less than 30 days’ written notice and as of or following the second anniversary of the July 24, 2023 effective date of the employment agreement, all then-outstanding equity awards that would have vested had Mr. Prast’s employment continued through the third anniversary of the July 24, 2023 effective date will remain outstanding and actually vest on the regularly scheduled vesting date (with any performance-vested awards vesting based on actual performance as determined by the compensation committee).
Shaw Rietkerk.   Pursuant to his employment letter (as amended in connection with his promotion to Chief Operating Officer), if Mr. Rietkerk’s employment is terminated by the Company without “cause” (as such term is defined in his employment letter), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Rietkerk is entitled to continued payment of base salary for a period of 12 months following such date of termination.
Stephen Griggs.   Following discussions initiated by our board of directors, Mr. Griggs mutually agreed to resign from the Company, and such resignation was treated as “good reason” for purposes of his employment agreement. Pursuant to the Transition Agreement, and in consideration for his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and subject to his continued compliance with the restrictive covenants to which he is bound, Mr. Griggs is entitled to and is currently receiving the following separation benefits: (i) continued payment of his base salary during the 24-month period following his termination date (payable in accordance with the Company’s regular payroll practices), (ii) two times (2.0x) his then-current target annual bonus, payable in substantially equal installments during the 24-month period following his termination date, (iii) a prorated annual bonus for the 2023 fiscal year based on the company and individual performance, (iv) full vesting of any outstanding equity awards subject exclusively to time-based vesting conditions, and (v) continued eligibility to vest in any outstanding equity awards subject to performance-based vesting criteria without regard to any continued employment or service conditions.
Stock Incentive Plan
Shares of restricted stock granted to each of Messrs. Prast and Griggs on January 28, 2021, May 20, 2021 and October 11, 2021 provide that in the event of a termination of the NEO’s employment by the Company without cause (other than due to death or disability), and provided that the NEO executes a customary general release of claims in favor of the Company and its affiliates, all then-unvested shares of restricted stock that would have vested during the post-termination severance period provided for under the respective NEO’s employment agreement will vest as of the date of such termination of employment.
The 2019 Stock Incentive Plan provides that in the event of a significant “corporate event,” as defined therein, each outstanding award will be treated in a manner as determined by the administrator. The Plan further provides for “double-trigger” vesting, such that any award that is assumed or substituted in connection with a “change in control,” as defined therein, will immediately vest as of the date the participant holding the award experiences an involuntary termination by the Company other than for cause in connection with, or within two years, following such change in control. As described in the immediate preceding section, each of Messrs. Prast and Griggs are entitled to or have received additional vesting protection upon certain terminations of employment.
Potential Payments Upon Termination or Change in Control
The information in the table below describes and quantifies certain estimated compensation that would have become payable to our NEOs following a change in control of the Company and/or certain terminations of employment of our NEOs assuming that the change in control and/or termination of employment occurred as of December 31, 2023.

Name	Cash Severance Payment ($)	Continued Benefits ($)	Value of Accelerated Equity Awards(2) ($)	Total ($)
Richard Barasch(1)	—	—	186,726	186,726
Termination by the Company without cause in connection with a change in control(1)
Jason Clemens
Termination by the Company without cause	1,040,000	26,646(3)	164,404	1,231,050
Termination by the Executive for good reason	1,040,000	26,646(3)	—	1,066,646
Termination by the Company without cause in connection with a change in control	1,040,000	26,646(3)	1,146,557	2,213,203
Joshua Parnes
Termination by the Company without cause	2,500,000	—	50,811	2,550,811
Termination by the Executive for good reason	2,500,000	—	—	2,500,000
Termination by the Company without cause in connection with a change in control	2,500,000	—	2,178,799	4,678,799
Albert Prast
Termination by the Company without cause	705,205	7,613	237,741	950,559
Termination by the Executive for good reason	705,205	7,613	—	712,818
Termination by the Company without cause in connection with a change in control	705,205	7,613	892,507	1,605,325
Shaw Rietkerk
Termination by the Company without cause	400,000	—	150,305	550,305
Termination by the Company without cause in connection with a change in control	400,000	—	556,650	956,650
Stephen Griggs(4)
Potential payments upon a change in control	—	—	1,163,156	1,163,156

(1)
Pursuant to his letter agreement and due to the interim nature of his role, Mr. Barasch’s is not entitled to receive any severance benefits upon a termination of employment as Interim CEO for any reason. The amounts reported in this row reflect Mr. Barasch’s outstanding equity award in connection with his service on the board of directors in 2023 and reflect the treatment of his equity award pursuant to the terms of the 2019 Stock Incentive Plan upon a termination without cause in connection with a change in control.

(2)
For the purposes of calculating the value of accelerated equity awards under the 2019 Stock Incentive Plan in connection with a termination of employment by the Company without cause in connection with a change in control, we have assumed that any equity awards subject to performance-based vesting criteria were assumed or substituted based on performance at 100% of target.

(3)
The amounts reported in this column reflect (i) $12,000 related to Mr. Clemens’ continued automobile allowance for a 12-month period; and (ii) $14,646 related to Mr. Clemens’ continued medical benefits for a 12-month period.

(4)
Mr. Griggs was no longer an employee of the Company as of December 31, 2023. This amount represents Mr. Griggs’ outstanding equity awards subject to performance-based vesting criteria, which continue to vest without regard to any continued employment or service conditions, and would have vested in connection with a change in control occurring on December 31, 2023.

Director Compensation
The following table sets forth the material terms of the compensation received by each of our non-employee directors for the year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Richard Barasch(3)	—	—	—
Terence Connors	150,000	157,576	307,576
Susan Weaver, M.D.	130,000	157,576	287,576
Bradley Coppens	130,000	176,674	306,674
Dale Wolf	140,000	157,576	297,576
David S. Williams III	120,000	157,576	277,576
Ted Lundberg	130,000	157,576	287,576
Greg Belinfanti	120,000	157,576	277,576

(1)
For the year ended December 31, 2023, with the exception of Mr. Barasch, each of our non-employee directors received cash payments totaling $100,000 representing their annual retainer fees for their service during 2023. The amounts reported for each of Dr. Weaver and Mr. Connors include additional cash payments totaling $20,000 and $40,000, respectively, representing their annual retainer fees for their service as chairs of our compliance committee and audit committee, respectively. The amounts reported for each of Mr. Connors, Dr. Weaver, Mr. Coppens, Mr. Wolf, Mr. Williams, Mr. Lundberg, and Mr. Belinfanti include additional cash payments totaling $10,000, $10,000, $30,000, $40,000, $20,000, $30,000 and $20,000, respectively, representing fees for their service on certain committees.

(2)
Represents the aggregate grant-date fair value for accounting purposes, in accordance with FASB ASC 718, of (i) 15,949 shares of restricted stock to each of our non-employee directors, and (ii) with respect to Messrs. Barasch and Coppens, an additional 9,665 and 1,933, respectively, shares of restricted stock for their service as our Chairman and the chair of our compensation committee, respectively, granted pursuant to the Plan and approved by our compensation committee on June 21, 2023 and will vest 100% on the occurrence of our 2024 annual meeting of stockholders.

(3)
Prior to his commencement as Interim CEO, Mr. Barasch received cash fees and a stock award in respect of his services on the board of directors in 2023. Those amounts are reported in the Summary Compensation Table along with his compensation as Interim CEO.

Narrative to Director Compensation
In general, during each fiscal year, our non-employee directors are eligible to receive (i) an annual cash retainer of $100,000 and (ii) a grant of shares of restricted stock in the amount of $165,000, determined based on the volume-weighted average price of a share of Common Stock as reported by NASDAQ for the 20 days immediately prior to the annual meeting of stockholders of the Company. Our Chairman and the chairs of certain of our board committees are eligible to receive an additional annual retainer (in cash or as a grant of restricted shares (determined based on the volume-weighted average price of a share of Common Stock as reported by NASDAQ for the 20 days immediately prior to the annual meeting of stockholders of the Company), at the non-employee director’s election) in the following amounts:
•
$100,000 for our Chairman;

•
$40,000 for the chair of our Audit Committee;

•
$20,000 for each member of the Audit Committee;

•
$20,000 for the chairs of each of the Compensation Committee and Compliance Committee; and

•
$10,000 for each member of the Compensation Committee, Nomination and Governance Committee and Compliance Committee

Our Chairman also serves as the chair of our nominating and governance committee, for which he does not receive any additional retainer fees.
In April 2024, it was discovered that the Company inadvertently overpaid Mr. Coppens a total of $17,500 in fees relating to his service as a member of certain committees over the past few years (including 2023). As a result, the Company will reduce amounts otherwise payable to Mr. Coppens in April 2024 by $17,500 to correct the overpayment.
Pay Ratio Disclosure
The compensation of our CEO in 2023 was approximately 113 times the median pay of our full-time and part-time employees, based on Mr. Barasch’s compensation as Interim CEO.
We identified the median employee by including all W-2 employees as of December 31, 2023 who had received W-2 wages (or W-2 equivalents) during the calendar year. We then used the W-2 data to identify the median employee. We did not make any adjustments to the employee population or pay data in determining the median employee (e.g., no cost-of-living adjustments). For computing the ratio, we calculated such employee’s total annual compensation in the same manner in which we calculate total annual compensation for the CEO in the Summary Compensation Table. The total compensation of the median employee was calculated to be $35,127.
Given the CEO transition in 2023, the CEO compensation reflects the annualized value of the Interim CEO’s (Richard Barasch’s) compensation per the Summary Compensation Table, excluding compensation he received as a member of the Board of Directors prior to becoming Interim CEO on July 1, 2023. We divided this by the median employee’s total annual compensation. The ratio is $3,953,403 divided by $35,127, or 113 to 1.
Pay Versus Performance
The following table provides information for the fiscal years 2023, 2022, 2021 and 2020 with respect to the compensation of our principal executive officers (“PEOs”), which includes both our current and former CEOs, the average compensation of our other NEOs, and the performance measures set forth in the table.
	Principal Executive Officers (“PEOs”)(1)								Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total			Compensation Actually Paid Total(3)			Average Other Non-PEO NEOs(2)				Net Income(5) ($MM)	Company Selected Measure: Adj. EBITDA(6) ($MM)
Fiscal Year	Current: Richard Barasch	Former: Stephen Griggs	Former: Luke McGee	Current: Richard Barasch	Former: Stephen Griggs	Former: Luke McGee	Summary Comp Table Total	Comp Actually Paid Total(3)	Company TSR(4)	Peer Group TSR(4)
2023	$2,265,183	$10,437,819	n/a	$2,048,248	$1,893,765	n/a	$2,440,283	$(238,940)	$66	$122	$(679)	$671
2022	n/a	$4,724,344	n/a	n/a	$4,296,449	n/a	$2,823,510	$1,841,864	$175	$116	$69	$594
2021	n/a	$3,935,883	$8,061,871	n/a	$2,710,254	$(21,022,257)	$3,348,903	$(523,574)	$223	$146	$156	$566
2020	n/a	n/a	$1,009,533	n/a	n/a	$45,324,179	$1,560,590	$5,644,394	$342	$133	$(162)	$206

(1)
For 2023, our PEOs included both our current interim CEO, Mr. Barasch, and our former CEO, Mr. Griggs. For 2022, our PEO was Mr. Griggs. For 2021, our PEOs included both Mr. Griggs and our former CEO, Mr. McGee. In 2020, our PEO was Mr. McGee.

(2)
For 2023, our non-PEO NEOs were Messrs. Parnes, Clemens, Prast, and Rietkerk. For 2022, our non-PEO NEOs were Messrs. Parnes, Clemens, Joyce, and Prast. For 2021, our non-PEO NEOs were Messrs. Parnes, Clemens, Prast, and Bunting. For 2020, our non-PEO NEOs were Messrs. Clemens and Rietkerk.

(3)
In calculating the “Compensation Actually Paid” (“CAP”) amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with FASB ASC Topic 718. Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions as of the measurement date. Time-vested restricted stock/unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each vesting date. Performance-vested restricted stock unit fair values are calculated based on the Monte Carlo valuation model as of the date of grant. Adjustments have been made using performance-vested restricted stock unit fair values as of each measurement date using the stock price as of the measurement date and updated Monte Carlo assumptions. The assumptions used to calculate the fair value for purposes of determining CAP are consistent with the methodology used for calculating the grant date fair value for financial reporting purposes.
(4)
The Company Total Shareholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the S&P Healthcare Services Select Industry Index, which is included in the Company’s TSR performance graph in this Proxy Statement.

(5)
Represents the amount of GAAP Net Income (Loss), reflected in the Company’s audited financial statements for the year indicated.

(6)
We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our NEOs to Company performance for fiscal year 2023. Our Compensation Committee determined the 2023 annual bonus outcome for eligible NEOs primarily based on the achievement of this measure. See page 49 of this Proxy Statement for additional information.

In the calculation of CAP presented in the table, the following amounts (as presented on the following page) were deducted and added:
Reconciliation of Summary Compensation Table (“SCT”) total to Compensation Actually Paid (“CAP”)
		FY2023			FY2022		FY2021			FY2020
Description of Elements Added / Subtracted to SCT Total to Calculate CAP		Current PEO Barasch	Former PEO Griggs	Average Other NEOs	Former PEO Griggs	Average Other NEOs	Former PEO Griggs	Former PEO McGee	Average Other NEOs	Former PEO McGee	Average Other NEOs
Summary Compensation Table (“SCT”) Total		$2,265,183	$10,437,819	$2,440,283	$4,724,344	$2,823,510	$3,935,883	$8,061,871	$3,348,903	$1,009,533	$1,560,590
-	Pension and equity amounts reported in SCT	$743,274	$7,257,900	$1,372,050	$3,698,882	$1,963,262	$2,795,498	$5,808,758	$2,474,283	$0	$1,068,278
+	Fair value of equity compensation granted in current year and outstanding at year end	$186,726	$294,606	$434,705	$3,950,263	$2,096,688	$1,569,869	$0	$1,646,856	$0	$2,297,808
+	Fair value of equity compensation that vested during the year	$627,336	$2,710,394	$702,575	$348,109	$2,458,557	$0	$12,515,922	$4,290,608	$21,372,494	$1,107,877
+	Change in fair value of equity granted in prior years (valued at year-end); reflects Current Year Outstanding Value – Prior Year Outstanding Value	$(287,723)	$(4,291,154)	$(2,444,453)	$(1,027,385)	$(3,573,628)	$0	$(35,791,292)	$(7,335,659)	$22,942,153	$1,746,397
Compensation Actually Paid (“CAP”)		$2,048,248	$1,893,765	$(238,940)	$4,296,449	$1,841,864	$2,710,254	$(21,022,257)	$(523,574)	$45,324,179	$5,644,394

Pay Versus Performance Comparative Disclosure
The following reflect the relationships between (i) CAP to our current and former PEOs, and the average of CAP to our non-PEO NEOs, to (ii) our cumulative TSR and our peer group TSR for the same period, our GAAP Net Income (Loss), and Adjusted EBITDA for the fiscal years 2020, 2021, 2022, and 2023.

Note: For all charts above, PEOs are shown separately for the fiscal years in which the executive served in the PEO role 2020 and 2021 for our Former PEO, Mr. McGee (“Former PEO #2”); 2021, 2022, and 2023 for our Former PEO, Mr. Griggs (“Former PEO #1”), and 2023 for our current interim CEO, Mr. Barasch (Current PEO). Compensation data is not shown for fiscal years in which the executives were not employed by the Company.

Pay Versus Performance Tabular List
The following table lists our most important financial performance measures used to link CAP to our NEOs to company performance for fiscal year 2023.
Most Important Performance Measures
Adjusted EBITDA
Free Cash Flow
Relative Total Shareholder Return

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions.
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our officers or directors;

•
any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister in law of a director, an officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related party transactions.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 31, 2024:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•
each of our NEOs and directors; and

•
all of our current officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our Common Stock as of March 31, 2024 is based on        shares of Common Stock issued and outstanding in the aggregate as of March 31, 2024 assuming the issuance of restricted shares of Common Stock pursuant to approved grants.
Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them.

Beneficial Ownership Table
		Common Stock
Name and Address of Beneficial Owner(1)	# of Shares	% of Total
Directors and Named Executive Officers
Richard Barasch(2)	943,332	*
Dr. Susan Weaver	41,894	*
Gregory Belinfanti	13,830	*
Terence Connors	23,339	*
Dale Wolf	70,788	*
Brad Coppens(3)	20,595	*
David Williams III	13,830	*
Stephen Griggs	3,358,482	%
Theodore Lundberg(4)	2,041,326	%
Joshua Parnes(5)	1,720,163	%
Jason Clemens	138,237	*
Albert Prast(6)	475,679	*
Shaw Rietkerk(7)	369,640	*
Stockholders beneficially owning 5% or more of our Common Stock
OEP AHCO Investment Holdings, LLC(8)	13,818,180	%
Everest Trust(9)	9,951,783	%
BlackRock, Inc.(10)	14,066,565	%
FMR LLC(11)	8,735,305	%
Peloton Equity GP, LLC(12)	2,041,326	%
Matthew Ebbel(13)	8,580,443	%
The Vanguard Group(14)	9,199,481	%
Deerfield Management Company, L.P.(15)	13,257,940	%
All directors and executive officers as a group (14 individuals)(16)	5,881,557	%

*
Represents beneficial ownership of less than 1% of our Common Stock.

(1)
Unless otherwise noted, the business address of each of the listed entities or individuals is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(2)
Includes 527,314 shares of Common Stock underlying warrants that are currently exercisable.

(3)
The business address of Mr. Coppens is c/o InTandem Capital Partners, One Vanderbilt Avenue, Suite 2400, New York, NY 10017.

(4)
The business address of Mr. Lundberg is 66 Field Point Road, 2nd Floor, Greenwich, CT 06830. Includes shares beneficially owned by Peloton Equity GP, LLC.

(5)
Includes 1,067,724 shares of Common Stock underlying options that are currently exercisable.

(6)
Includes 404,915 shares of Common Stock underlying options that are currently exercisable.

(7)
Includes 208,333 shares of Common Stock underlying options that are currently exercisable and 11,617 shares of Common Stock underlying warrants that are currently exercisable.

(8)
Based upon information reported on the Schedule 13D/A filed with the SEC on August 31, 2020. OEP AHCO Investment Holdings, LLC reported that, as of August 27, 2020, it had sole voting and dispositive power for 0 shares of Common Stock, and shared voting and dispositive power for 13,818,180 shares of Common Stock. The business address of OEP AHCO Investment Holdings, LLC is c/o One Equity Partners, 510 Madison Avenue, 19th Floor, New York, NY 10022.

(9)
Based upon information reported on the Schedule 13D/A filed with the SEC on August 28, 2023, Section 16 reports filed with the SEC and other information provided to the Company. Includes 707,101 shares of Common Stock underlying warrants and 600,000 shares of Common Stock underlying options that are currently exercisable. Includes shares and warrants held directly by Clifton Bay Offshore Investments L.P. (“Clifton Bay Investments”) and Quadrant Management, Inc. (“QMI”). The general partner of Clifton Bay Investments is Clifton Bay Management Ltd. (“Clifton Bay Management”), which is indirectly owned by the Trustee of the Everest Trust (“Everest”), a trust settled by Mr. Wayne Quasha. Q Management Services (PTC) Ltd., as Trustee of Everest Trust, owns all of the shares of Everest Hill Group Inc., which indirectly controls Clifton Bay Management. Vicali Services (BVI) Inc., a British Virgin Islands company (“Vicali”), is the sole director of Everest Hill Group Inc. and Q Management, and Susan V. Demers, a United States citizen, and Andrea J. Douglas, a citizen of New Zealand, are the directors of Vicali and each of them has voting power over Vicali and thus power over investment and voting determinations made by Clifton Bay Management. QMI is owned by Everest Hill Group Inc. Mr. Wayne Quasha ultimately beneficially owns all of the shares of Everest Hill Group Inc., and as such, is in a position, indirectly, to determine the investment and voting decisions made by Everest Hill Group Inc. and Clifton Bay Management. The business address of Clifton Bay Investments and Clifton Bay Management is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110. The business address of Mr. Wayne Quasha is c/o PFD Corporate Services (BVI) Limited, Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110. The business address of Everest Hill Group Inc. is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110.

(10)
Based upon information reported on the Schedule 13G/A filed with the SEC on January 8, 2024. BlackRock, Inc. reported that, as of December 31, 202, it had sole voting and dispositive power for 14,066,565 shares of Common Stock, and shared voting and dispositive power for 0 shares of Common Stock. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(11)
Based upon information reported on the Schedule 13G/A filed with the SEC on February 9, 2024. FMR LLC reported that it had sole voting and dispositive power for 8,735,305 shares of Common Stock, and shared voting and dispositive power for 0 shares of Common Stock. Abigail P. Johnson reported shared beneficial ownership over the shares beneficially owned by FMR LLC. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(12)
Based upon information reported on the Form 4 filed with the SEC on December 13, 2023. Includes 2,027,496 shares of Common Stock held directly by Peloton Equity GP, LLC (“Peloton Equity GP”). Theodore Lundberg and Carlos Ferrer, as the managing members of Peloton Equity GP, may be deemed to beneficially own the shares held directly by Peloton Equity GP. The business address of Mr. Lundberg and the Peloton Equity GP is c/o Peloton Equity, LLC, 66 Field Point Road, 2nd Floor, Greenwich, CT 06830. Includes shares beneficially owned by Mr. Lundberg.

(13)
Based upon information reported on the Form 4 filed with the SEC on August 14, 2023. Includes 2,815,117 shares of Common Stock held directly by SkyKnight Aero Holdings, LLC (“SkyKnight Aero Holdings”), 5,565,126 shares of Common Stock held directly by SkyKnight Capital Fund II, L.P. (“SkyKnight Fund II”), and 200,200 shares of Common Stock held directly by SkyKnight Aero Holdings II, LLC (“SkyKnight Aero Holdings II”). SkyKnight Capital, L.P. (“SkyKnight Capital”), as manager of SkyKnight Aero Holdings and SkyKnight Aero Holdings II, and SkyKnight Capital Management, LLC (“SkyKnight Capital Management”), as the general partner of SkyKnight Capital, may be deemed to beneficially own the shares held directly by SkyKnight Aero Holdings and SkyKnight Aero Holdings II. SkyKnight Capital II GP, LLC (“SkyKnight II GP”), as the general partner of SkyKnight Fund II, may be deemed to beneficially own the shares held directly by SkyKnight Fund II. Mr. Ebbel, as the managing member of each of SkyKnight Capital Management and SkyKnight II GP, may be deemed to beneficially own the shares held directly by SkyKnight Aero Holdings, SkyKnight Aero Holdings II, and SkyKnight Fund II. The business address of Mr. Ebbel and SkyKnight Capital is One Letterman Drive, Building C, Suite 3-950, San Francisco, CA 94129.

(14)
Based upon information reported on the Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported that, as of December 31, 2023, it had sole voting power for 0 shares of Common Stock, shared voting power for 118,904 shares of Common Stock, sole dispositive power for 8,995,590 shares of Common Stock and shared dispositive power for 203,891 shares of Common Stock. The business address of the Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(15)
Based upon information reported on the Schedule 13G/A filed with the SEC on February 12, 2024 and the Form 4 filed with the SEC on March 12, 2024. Comprised of 13,237,940 shares of Common Stock held by Deerfield Private Design Fund IV, L.P. and Deerfield Partners, L.P., of which Deerfield Management Company, L.P. is the investment manager, and 20,000 shares of Common Stock held by Steven Hochberg, an operating partner of Deerfield Management Company, L.P., for the benefit, and subject to the direction, of Deerfield Management Company, L.P. James E. Flynn reported shared beneficial ownership over the shares beneficially owned by Deerfield Management Company, L.P. The business address of Deerfield Management Company, L.P. is 345 Park Avenue South, 12th Floor, New York, NY 10010.

(16)
Includes directors and current executive officers.

SOLICITATION OF PROXIES
We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, we may, through our directors and officers, solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, based solely on our review of such reports filed with the SEC, and written representations from directors and executive officers in D&O questionnaires that all Section 16(a) reports required to be filed for such persons had been filed, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding shares of Common Stock failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during the fiscal year ended December 31, 2023, with the following exceptions: Richard Barasch (late on one Form 4 and one Form 5, each representing one transaction) and Albert Prast (late on one Form 4, representing one transaction).
HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of the Notice, this proxy statement or our Annual Report on Form 10-K to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of proxy materials at the same address this year or in future years, the stockholders should follow the instructions described below. We will promptly deliver such additional sets of proxy materials to stockholders who so request. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of proxy materials, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact us at (i) (610) 424-4515 or (ii) at AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462, Attention: Secretary, to inform us of his or her request; or

•
If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company — sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for our annual meeting of stockholders to be held in 2025, we must receive the proposal at our principal executive offices at AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462, Attention: Secretary, not earlier than February 20, 2025 and not later than March 22, 2025. In addition, a director nomination or a stockholder proposal of other business for consideration at our 2024 annual meeting that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before our 2025 annual meeting so long as we receive information and notice of the nomination or proposal in compliance with the requirements set forth in our bylaws at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the 2025 annual meeting is more than 30 days before or more than 70 days after such anniversary date, such nomination proposal must be received at our principal executive offices not earlier than the close of business on the 120th day before the 2024 annual meeting and not later than (x) the close of business on the 90th day before the 2025 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made by the Company. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 21, 2025.
COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties wishing to communicate with the board of directors or with an individual board member concerning the Company may do so by writing to the board or to the particular board member and mailing the correspondence to our principal executive offices to the attention of our Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.
AVAILABLE INFORMATION
We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024, including the financial statements and the financial statement schedules contained in the Form 10-K. Our Annual Report on Form 10-K and our other filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://www.adapthealth.com/investorrelations. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on our website does not constitute part of this proxy statement. You may request a copy of the Annual Report on Form 10-K or additional copies of this proxy statement at no cost in writing or by telephone at the following address and phone number:
AdaptHealth LLC
220 West Germantown Pike, Suite 250
Plymouth Meeting, PA 19462
Attention: Secretary Telephone: (610) 424-4515

Exhibit A
~~THIRD~~ FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ADAPTHEALTH CORP.
~~July~~ June [20]~~8~~, 2024~~1~~
AdaptHealth Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.   The name of the Corporation is “AdaptHealth Corp.” The Corporation was originally incorporated under the name “DFB HEALTHCARE ACQUISITIONS CORP.” under the original certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on November 22, 2017 (the “Original Certificate”).
2.   The Original Certificate was amended and restated on February 15, 2018 (the “First Amended and Restated Certificate of Incorporation”).
3.   The First Amended and Restated Certificate of Incorporation was amended and restated on November 8, 2019 and corrected on March 5, 2020, ~~and~~ April 29, 2021 (the “Second Amended and Restated Certificate of Incorporation”) and amended and restated on July 28, 2021 (the “Third Amended and Restated Certificate of Incorporation”).
4.   This ~~Third~~ Fourth Amended and Restated Certificate of Incorporation (the “~~Third Amended and Restated Certificate of Incorporation~~Fourth Amended and Restated Certificate of Incorporation“), which both restates and amends the provisions of the Second Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
5.   This ~~Third Amended~~Fourth Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.
6.   The text of the ~~Second~~ Third Amended and Restated Certificate of Incorporation is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is AdaptHealth Corp. ~~(the “Corporation”).~~
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION
Section 4.1   Authorized Capital Stock.   The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 305,000,000 shares, consisting of (a) 300,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class will be required therefor.
~~Section 4.2   Existing Common Stock.   Upon this Third Amended and Restated Certificate becoming effective pursuant to the DGCL, each share of the Corporation’s Class A common stock, par value $0.0001 per share, issued and outstanding or held in treasury, shall automatically and without any action on the part of the holder thereof be renamed as and become one share of Common Stock.~~
Section 4.2~~3~~   Preferred Stock.   The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3~~4~~   Common Stock.
(a)   Voting.
(i)   Except as otherwise required by law or this ~~Third Amended~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.
(ii)   Except as otherwise required by law or this ~~Third Amended~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote. The holders of Common Stock shall vote together as a single class on all matters on which the holders of the shares of Common Stock are entitled to vote.
(iii)   Except as otherwise required by law or this ~~Third Amended~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this ~~Third Amended~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this ~~Third Amended~~Fourth Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Third Amended~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b)   Dividends.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c)   Liquidation Dissolution or Winding Up of the Corporation.   Subject to applicable law, and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Section 4.4~~5~~   Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1   Board Powers.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this ~~Third Amended~~Fourth Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this ~~Third Amended~~Fourth Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Section 5.2   Number, Election and Term.
(a)   The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.
(b)   Subject to Section 5.5, until the election of directors at the 2024 annual meeting of stockholders, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. ~~hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal~~

~~as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Third Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.~~Commencing with the 2024 annual meeting of stockholders of the Corporation, but subject to any provision for the election of director by one or more series of Preferred Stock, the directors shall be elected by the stockholders entitled to vote thereon for one year terms expiring at the next succeeding annual meeting of stockholders subject to their earlier death, resignation, retirement, disqualification or removal; provided, however that, any director elected or appointed prior to the 2024 annual meeting of stockholders shall complete the term of office to which such director has been elected or appointed, subject to such director’s earlier death, resignation, retirement, disqualification or removal. The term of office for each director serving in Class III elected at the 2022 annual meeting of stockholder shall expire at the 2025 annual meeting of stockholders; and the term of office for each director serving in Class I elected at the 2023 annual meeting of stockholders shall expire at the 2026 annual meeting of stockholders. The division of the Board of Directors into classes shall terminate at the 2026 annual meeting of stockholders. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
(c)   Subject to Section 5.5 hereof, a director shall hold office until ~~the annual meeting for the year in which~~ his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(d)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.
Section 5.3   Newly Created Directorships and Vacancies.   Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office (i) in the case of any vacancy filled prior to the 2026 annual meeting of stockholders, for the remainder of the ~~full~~ term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned and (ii) in the case of any vacancy filled at or after the 2026 annual meeting of stockholders, until the next annual meeting of stockholders, and in all cases, until ~~of the class of directors to which the new directorship was added or in which the vacancy occurred and until~~ his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Section 5.4   Removal.   Subject to Section 5.5 hereof, ~~any or all of the~~ a director~~s~~ may be removed from office at any time prior to the 2026 annual meeting of stockholders~~, but~~ only for cause, and from and after the 2026 annual meeting of stockholders with or without cause, and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5   Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this ~~Third~~ Fourth Amended and Restated Certificate (including any Preferred Stock Designation) ~~and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms~~.

ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this ~~Third~~ Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1   Special Meetings.   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the ~~Chairman~~ Chair of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.
Section 7.2   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3   Action by Written Consent.   Except as may be otherwise provided for or fixed pursuant to this ~~Third~~ Fourth Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1   Limitation of Director or Officer Liability.   A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director or officer violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, ~~or~~ derived improper personal benefit from his or her actions as a director or, in the case of an officer, in any action by or in the right of the Corporation. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.2   Indemnification and Advancement of Expenses.
(a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a

“proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this ~~Third Amended~~Fourth Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this ~~Third Amended~~Fourth Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
ARTICLE IX
CORPORATE OPPORTUNITY
The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal or contractual obligation. Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE X
AMENDMENT OF ~~THIRD~~ FOURTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this ~~Third Amended~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this ~~Third Amended~~Fourth Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this ~~Third Amended~~Fourth Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.
ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS
Section 11.1   Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this ~~Third Amended~~Fourth Amended and Restated Certificate or the Bylaws, (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of this ~~Third Amended~~Fourth Amended and Restated Certificate, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This Article XI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless the ~~Company~~ Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.
Section 11.2   Consent to Jurisdiction.   If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
ARTICLE XII
SEVERABILITY
If any provision or provisions (or any part thereof) of this ~~Third Amended~~Fourth Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ~~Third~~

~~Amended~~Fourth Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this ~~Third Amended~~Fourth Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this ~~Third Amended~~Fourth Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this ~~Third Amended~~Fourth Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

~~Exhibit 3.1~~
IN WITNESS WHEREOF, AdaptHealth Corp. has caused this ~~Third Amended~~Fourth Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
ADAPTHEALTH CORP.
By:
~~/s/ Jason Clemens~~

Name: Jason Clemens
Title:   Chief Financial Officer

Exhibit B
AdaptHealth Corp.
Second Amended and Restated 2019 Stock Incentive Plan
(Effective as of       , 2024)
1.   Purpose.
The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.
The Plan, in its original form, was approved by the Board on the Original Effective Date and by the Company’s stockholders on November 7, 2019. The Plan, as previously amended and restated, was approved by the Board on June 21, 2021 and by the Company’s stockholders on July 27, 2021. The Plan, as hereby amended and restated, was approved by the Board on April 12, 2024 and by the Company’s stockholders on       , 2024.
2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
(b)   “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.
(c)   “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.
(f)   “Change in Control” means:
(1)   a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);
(2)   the date, within any consecutive twenty-four (24) month period commencing on or after the Original Effective Date, upon which individuals who constitute the Board as of the Original Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Original Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or
(3)   the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or
(4)   the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.
Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
(g)   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(h)   “Committee” means the Board, the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.
(i)   “Company” means AdaptHealth Corp., a Delaware corporation.
(j)   “Corporate Event” has the meaning set forth in Section 10(b) hereof.
(k)   “Data” has the meaning set forth in Section 20(f) hereof.
(l)   “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.
(m)   “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.
(n)   “Effective Date” means       , which is the date on which the Plan, as hereby amended and restated, was approved by the stockholders of the Company.
(o)   “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.
(p)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(q)   “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Sections 5(b) or 8(b) hereof, as applicable.
(r)   “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
(s)   “GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.
(t)   “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(u)   “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.
(v)   “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.
(w)   “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.
(x)   “Original Effective Date” means October 14, 2019, which is the date on which the Plan, in its original form, was approved by the Board.
(y)   “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.
(z)   “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.
(aa)   “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
(bb)   “Plan” means this Second Amended and Restated AdaptHealth Corp. 2019 Stock Incentive Plan, as amended from time to time.
(cc)   “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(dd)   “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.
(ee)   “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.
(ff)   “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.
(gg)   “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.
(hh)   “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.
(ii)   “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.
(jj)   “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(kk)   “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(ll)   “Stock” means Common Stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.
(mm)   “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) hereof, Stock Appreciation Rights shall be settled in Stock.
(nn)   “Substitute Award” has the meaning set forth in Section 4(a) hereof.
(oo)   “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3.   Administration.
(a)   Authority of the Committee.   Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number and type of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 10(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.
(b)   Manner of Exercise of Committee Authority.   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.
(c)   Delegation.   To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with Section 3(b) above.
(d)   Sections 409A and 457A.   The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).
4.   Shares Available Under the Plan; Other Limitations.
(a)   Number of Shares Available for Delivery.   Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan (including all prior versions of the Plan) shall equal 18,350,000. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, Nasdaq Listing Rule 5635(c) and IM-5635-1, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. For the avoidance of doubt, the Company may grant an unlimited number of Substitute Awards pursuant to the Plan.
(b)   Share Counting Rules.   The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall not be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan.
(c)   Incentive Stock Options.   No more than 18,350,000 shares of Stock (subject to adjustment as provided in Section 10 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.
(d)   Shares Available Under Acquired Plans.   To the extent permitted by NYSE Listed Company Manual Section 303A.08, Nasdaq Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.
5.   Options.
(a)   General.   Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the day before the tenth (10th) anniversary of the Effective Date. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.
(b)   Term.   The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.
(c)   Exercise Price.   The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to

Section 5(g) hereof in the case of any Incentive Stock Option.Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
(d)   Payment for Stock.   Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.
(e)   Vesting.   Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.
(f)   Termination of Employment or Service.   Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:
(1)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination.
(3)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)   Special Provisions Applicable to Incentive Stock Options.
(1)   No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.
(2)   To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
(3)   Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
6.   Restricted Stock.
(a)   General.   Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
(b)   Vesting and Restrictions on Transfer.   Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.
(c)   Termination of Employment or Service.   Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
7.   Restricted Stock Units.
(a)   General.   Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)   Vesting.   Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.
(c)   Settlement.   Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.
(d)   Termination of Employment or Service.   Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.
8.   Stock Appreciation Rights.
(a)   General.   Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.
(b)   Term.   The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.
(c)   Base Price.   The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.
(d)   Vesting.   Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.
(e)   Payment upon Exercise.   Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.
(f)   Termination of Employment or Service.   Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:
(1)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.
(3)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
9.   Other Stock-Based Awards.
The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.
10.   Adjustment for Recapitalization, Merger, etc.
(a)   Capitalization Adjustments.   The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4(a) hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.
(b)   Corporate Events.   Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:
(1)   The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 10(a) above;
(2)   The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event;
(3)   The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;
(4)   The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and
(5)   The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.
Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 10(b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.
(c)   Fractional Shares.   Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.
(d)   Double-Trigger Vesting.   Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 10(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.
11.   Use of Proceeds.
The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
12.   Rights and Privileges as a Stockholder.
Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.
13.   Transferability of Awards.
Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.
14.   Employment or Service Rights.
No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
15.   Compliance with Laws.
The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
16.   Withholding Obligations.
As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable.
17.   Amendment of the Plan or Awards.
(a)   Amendment of Plan.   The Board or the Committee may amend the Plan at any time and from time to time.
(b)   Amendment of Awards.   The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
(c)   Stockholder Approval; No Material Impairment.   Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.
(d)   No Repricing of Awards Without Stockholder Approval.   Notwithstanding Sections 17(a) or 17(b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b) hereof.

18.   Termination or Suspension of the Plan.
The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
19.   Effective Date of the Plan.
The Plan is effective as of the Effective Date.
20.   Miscellaneous.
(a)   Certificates.   Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.
(b)   Other Benefits.   No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
(c)   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(d)   Clawback/Recoupment Policy.   Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as the same may be amended and/or restated from time to time, and any other incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.
(e)   Non-Exempt Employees.   If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted,

(3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 20(e) will apply to all Awards.
(f)   Data Privacy.   As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 20(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(g)   Participants Outside of the United States.   The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 20(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U.S. nationals or are primarily employed or providing services outside the United States.

(h)   Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(i)   No Liability of Committee Members.   Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(j)   Payments Following Accidents or Illness.   If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(k)   Governing Law.   The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.
(l)   Electronic Delivery.   Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.
(m)   Arbitration.   All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement shall be submitted to and resolved exclusively by binding arbitration conducted in New York City, New York (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 20(m), the provisions of this Section 20(m) shall control). The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration. Within ten business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration. The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above. The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon all parties to the arbitration. The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the Southern District of New York or any New York State court sitting in New York City. To the maximum extent permitted by law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court. Notwithstanding the foregoing, any party may seek injunctive relief in any such court.
(n)   Statute of Limitations.   A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.
(o)   Funding.   No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.
(p)   Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
(q)   Titles and Headings.   The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
*   *   *
Adopted by the Board of Directors: April 12, 2024
Approved by the Stockholders: [Insert Effective Date]
Termination Date: [Insert Day Immediately Before the Tenth anniversary of the
Effective Date]

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS OF ADAPTHEALTH CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY The undersigned hereby appoints Richard Barasch and Jonathan Bush (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the 2024 annual meeting (the “annual meeting”) of stockholders of AdaptHealth Corp. (the “Company”) to be held virtually at 10:30 a.m. Eastern time on June 20, 2024, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” THE ELECTION
OF EACH OF THE CLASS II DIRECTOR NOMINEES AND “FOR” PROPOSALS 1, 3, 4, 5, AND 6.The proxy statement is available at http://www.adapthealth.com/investorrelations. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.ADAPTHEALTH CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES AND “FOR” PROPOSALS 1, 3, 4, 5 AND 6. Please mark vote as indicated in this example 1. Declassification Amendment — To approve an amendment and restatement of the Company’s Current Certificate, to eliminate the classified structure of the board of directors. FOR AGAINST ABSTAIN 2. Election of Directors — To elect four directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the 2025 annual meeting of stockholders and until his successor is duly elected and qualified. The following persons have been nominated as Class II directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) Nominees:01 Terence Connors02 Ted Lundberg03 Joshua Parnes04 David Williams IIITo withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.*If stockholders approve Proposal 1, each director nominee, if elected, will hold office for a one-year term expiring at the 2025 Annual Meeting. If stockholders do not approve Proposal 1, each director nominee, if elected will hold office as a Class II director for a three-year term expiring at the 2027 Annual Meeting.

3. Exculpation Amendment — To approve the amendment and restatement of the Company’s Current Certificate to provide for officer exculpation. FOR AGAINST ABSTAIN 4. Amendment and Restatement of 2019 Stock Incentive Plan — To approve the amendment and restatement of the 2019 Stock Incentive Plan. FOR AGAINST ABSTAIN 5. Ratification of Appointment of KPMG LLP — To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. FOR AGAINST ABSTAIN 6. Say-on-Pay — Non-binding advisory vote to approve the compensation paid to AdaptHealth’s named executive officers. FOR AGAINST ABSTAIN Dated:     , 2024 (Signature) (Signature if held Jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR the election of each of the Class II director nominees and FOR Proposals 1, 3, 4, 5 and 6. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.